UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 9, 2014
Date of Report (Date of earliest event reported)

il2m INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-176587	27-3492854
(State or other jurisdiction of in Company)	(Commission File Number)	(IRS Employer Identification No.)

3500 West Olive Avenue Suite 810 Burbank, California	91505
(Address of principal executive offices)	(Zip Code)

(818) 953-7585
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
__________

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry Into a Material Definitive Agreement

On January 9, 2014, the Board of Directors of il2m International Corp., a Nevada Company (the "Company") authorized the execution of that certain share exchange agreement dated January 9, 2014 (the "Share Exchange Agreement") among  the Company, il2m Inc., a privately held Nevada Company (“il2m”) and il2m Global Limited, a private Belize Company and sole shareholder of il2m ("il2m Global"). In accordance with the terms and provisions of the Share Exchange Agreement, the Company acquired all of the issued and outstanding shares of stock of il2m from its sole shareholder, il2m Global, thus making il2m its wholly-owned subsidiary, in exchange for the issuance to il2m Global of an aggregate 125,000,000 post-Reverse Stock split shares of our restricted common stock.  We have accounted for this transaction as a combination of entities under common control and accordingly recorded the transaction at a historical cost of ($6,014,552). See Item 2. Unregistered Sales of Securities and Use of Proceeds.

Therefore, our business operations have changed to that of developing, creating and marketing a social media platform called Ilink2music.com. Ilink2music.com is an unparalleled social media platform that will allow users to unify their personal digital-mobile lifestyle while simultaneously providing exclusive international music entertainment content, networking, events, products, services; featuring a unique internet radio station and exceptional co-creation content aiming at facilitating and revolutionizing the management of your on-line “way of life”. Our platform is a Horizontal - adaptable business model based on the strategic use of Multi-Sensory Branding, Co-Creation, Product Placement, Immersion User Experience Applications, ROI Relationship/Currency with Economy and Licensing Structures. It is built to adapt and to embrace the monumental shifts and disruptive technologies that are changing every facet of business. Ilink2music.com is positioned to leverage and facilitate change in the Global end user driven Digital/ Mobile content/Product placement Eco system.

Ilink2music.com will enable the user to create a profile in the music entertainment zone that displays his/her talents or expertise, whether they are a musician, composer, songwriter, vocalist, performer, conductor, arranger, instrumentalist, dancer, choreographer, DJ, music video producer and/or director, booking agent, recording studio, audio engineer, record label, events planner, music venue, music broadcaster, music educator, music publisher, road crew, talent manager, entertainment lawyer, etc. The user can also simply be a music fan that enjoys listening to music, socializing or following and supporting others. Each member will be able to network within our community in order to find what they’re looking for: a singer for a band, an event planner for a nightclub, a DJ for a party, a violinist or pianist for an orchestra, a choreographer for your dance crew, and a music venue for an event.

We are also developing iLink2Fashion.com, which is a fashion and beauty platform and magazine. iLink2Fashion.com is co-created with Generation C, artists and brands using mobile devices. We will bring together make-up artists, fashion designers and brands to create content for fashion and beauty purposes. The format of our platform is mobile, picture and video based, which will enable the users to interact on their mobile devices.

SECTION 2. FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITON OR DISPOSITION OF ASSETS

The Company refers to Item 1.01 above, “Entry into Material Definitive Agreement” and incorporates the contents of that section herein, as if fully set forth under this Section 2.01.

BUSINESS DEVELOPMENT

Historical Business

il2m International Corp. was incorporated under the laws of the State of Nevada on June 8, 2010 under the name "Dynamic Nutra Enterprises Holdings Inc." to market and sell a brewer’s yeast product called Beta Glucan™ and other  nutraceuticals.  Effective November 15, 2013, the Company's Board of Directors and the majority shareholders approved an amendment to the Company's articles of incorporation to change its name from "Dynamic Nutra Enterprises Holdings Inc." to "il2m International Corp." (the “Name Change Amendment”). The Name Change Amendment was filed with the Secretary of State of Nevada on November 26, 2013 changing the name of the Company to "il2m International Corp."

Information Statement on Form 14C

On December 2, 2013, the Company filed a definitive Information Statement on Form 14(c) with the Securities and Exchange Commission, which was furnished to all holders of its common stock as of November 15, 2013, in connection with the action taken by written consent of holders of a majority of our outstanding voting power to authorize the following: (i) ratification of the Name Change Amendment to change our name from "Dynamic Nutra Enterprises Holdings Inc." to "il2m International Corp."; (ii) ratification of an amendment to the articles of incorporation (the "Authorized Capital Amendment") to increase the total authorized capital to 500,000,000 shares of common stock, par value $0.0001 (the "Increase in Authorized Capital"); and (iii) ratification of a reverse stock split of one for ten (1:10) of our shares of common stock (the "Reverse Stock Split").

The names of the shareholders of record who held in the aggregate a majority of our total issued and outstanding common stock and who signed the written consent of stockholders is Sarkis Tsaoussian holding of record 4,650,000 pre-Reverse Stock Split shares of common stock (65%).

These actions were approved by written consent on November 15, 2013 by the Company's Board of Directors and a majority of holders of our voting capital stock, in accordance with Nevada Revised Statutes.  The Company's directors and majority of the shareholders of its outstanding capital stock, as of the record date of November 15, 2013, approved the Name Change Amendment, the Authorized Capital Amendment and the Reverse Stock Split as determined were in the best interests of the Company and its shareholders.

The Information Statement was distributed to our shareholders of record approximately December 5, 2013.

Certificates of Amendment

Increase Authorized Capital. Effective November 15, 2013, Board of Directors and the majority shareholders of the Company approved an amendment to the articles of incorporation of the Company (the “Increase in Authorized Capital Amendment”). The Increase in Authorized Capital Amendment was filed with the Secretary of State of Nevada on November 26, 2013 increasing the authorized common stock of the Company to five hundred million (500,000,000) shares of common stock, par value $0.0001. The 10,000,000 shares of preferred stock as authorized, par value $0.0001, remains unchanged.

Name Change. Effective November 15, 2013, Board of Directors and the majority shareholders of the Company approved an amendment to the articles of incorporation of the Company to change the name of the Company to "il2m International Corp." (the “Name Change Amendment”). The Name Change Amendment was filed with the Secretary of State of Nevada on November 26, 2013 changing the name of the Company to "il2m International Corp." (the "Name Change").

We filed the appropriate documentation with FINRA in order to effectuate the Name Change in the OTC Markets. The Name Change was effected on the OTC Markets January 9, 2014. Our new cusip number is 45173T 102.

Therefore, as of the date of this Current Report, our trading symbol is “ILIM”. Our management deemed it appropriate to change our name to il2m International Corp. in furtherance of and to better reflect the nature of our new business operations.

Reverse Stock Split

On November 15, 2013, the Board of Directors of the Company authorized and approved a reverse stock split of one for ten (1:10) of the Company's total issued and outstanding shares of common stock (the “Stock Split”). The Board of Directors considered further factors regarding approval of the Stock Split including, but not limited to: (i) current trading price of the Company’s shares of common stock on the OTC QB Market and potential to increase the marketability and liquidity of the Company’s common stock; (ii) possible reluctance of brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold in their own portfolios; (iii) desire to meet future requirements of per-share price and net tangible assets and shareholders’ equity relating to admission for trading on other markets; and (iv) posturing the Company and its structure in favorable position in order to effectively negotiate with potential acquisition candidates.

The Company filed the Definitive Information Statement, which was mailed to its shareholders providing notice of the Stock Split. The shareholders holding a majority of the total issued and outstanding common stock of the Company approved the Stock Split.

The Stock Split was effectuated on January 9, 2014 based upon filing the appropriate documentation with FINRA. The Stock Split decreased our total issued and outstanding shares of common stock from approximately 7,115,000 shares to 711,500 shares of common stock. The common stock will continue to be $0.0001 par value.

3(a) (10) Settlement Agreement

On June 13, 2014, the Board of Directors authorized the execution of that certain settlement agreement and stipulation dated June 13, 2014 (the "Settlement Agreement") with IBC Funds LLC, a Nevada limited liability company ("IBC Funds"). We had certain payables outstanding due and owing to creditors aggregating $108,535.00 as follows: (i) $19,030 owed to Berman & Company P.A.; (ii) $14,505 owed to Liggett, Vogt & Webb P.A.; (iii) $65,000 owed to No Sleep Til Productions; and (iv) $10,000 owed to Epoch Financial Group Inc. (collectively, the "Payables"). IBC Funds purchased the Payables from their respective holders and subsequently filed a claim against the Company in the Circuit Court of the Twelfth Judicial Circuit in and for Manatee County, Florida, Case No. 2014 CA 2928 (the "Claim") for the payment of the Payables. Thus, we desired to resolve and settle the Payables and entered into the Settlement Agreement with IBC Funds.

On June 14, 2014, IBC Funds delivered a conversion notice to us (the "Conversion Notice") proposing conversion of $16,500 of the Settlement Agreement into 100,000 shares of common stock. The 100,000 shares of common stock will be exempt from registration under the Securities Act of 1933, as amended, in reliance upon Section 3(a)(10). The Board of Directors determined it was in our best interests and our shareholders to enter into the Settlement Agreement and resulting 3(a)(10) issuance of shares in order to ensure the successful launch of its two websites within the next month and accelerate the possibility of generation of revenue from multiple sources.

DESCRIPTION OF BUSINESS OPERATIONS

General

The Company's business operations have changed to that of developing, creating and marketing a social media platform called Ilink2music.com. Management believes that Ilink2music.com is an unparalleled social media platform that will allow users to unify their personal digital-mobile lifestyle while simultaneously providing exclusive international music entertainment content, networking, events, products, services; featuring a unique internet radio station and exceptional co-creation content aiming at facilitating and revolutionizing the management of your on-line “way of life”. Our platform is a Horizontal - adaptable business model based on the strategic use of Multi-Sensory Branding, Co-Creation, Product Placement, Immersion User Experience Applications, ROI Relationship/Currency with Economy and Licensing Structures. It is built to adapt and to embrace the monumental shifts and disruptive technologies that are changing every facet of business. Management believes that Ilink2music.com is positioned to leverage and facilitate change in the global end user driven digital/ mobile content/product placement eco system.

iLink2Music.com is based on user experience sensory aesthetics. It is optimally designed around end users’ perceptions and creates the milieu that allows end users to act as lead designers, co-creators and actual tastemakers of lifestyle brands, products and services in a rapidly changing market. The Company’s paradigmatic approach provides for a people-generated, user-driven structure. In this new environment (“Ecosystem”), the very concept of “producer” is blurred because anyone can broadcast to any number of people anywhere, from their loved ones to the entire planet. We believe that both of these will be “emergent properties” if there is a serious effort to broaden the use and applications whereby this symbiosis of human creativity and technology is combined. We are focusing our efforts on bringing the symbiosis to the music production, social media, digital, and mobile landscape consumer consumption and distribution sub-Ecosystem.

Ilink2music.com will enable the user to create a profile in the music entertainment zone that displays his/her talents or expertise, whether they are a musician, composer, songwriter, vocalist, performer, conductor, arranger, instrumentalist, dancer, choreographer, DJ, music video producer and/or director, booking agent, recording studio, audio engineer, record label, events planner, music venue, music broadcaster, music educator, music publisher, road crew, talent manager, entertainment lawyer, etc. The user can also simply be a music fan that enjoys listening to music, socializing or following and supporting others. Each member will be able to network within our community in order to find what they’re looking for: a singer for a band, an event planner for a nightclub, a DJ for a party, a violinist or pianist for an orchestra, a choreographer for your dance crew, and a music venue for an event.

Process

Our unique master password system will be activated after registration and our user members will then immediately have access to all of their favorite social media sites such as Facebook, Twitter, LinkedIn, YouTube, Instagram and many more. In addition to that, once registration is complete, they will instantly be able to view all chosen RSS feeds and have immediate access to their personalized music and entertainment libraries, our privileged e-store (merchandising), and any website or widget they choose from the World Wide Web, addressing topics such as finance, investments, international markets, sports, games, world news, online shopping, date, time, weather, horoscope, etc.. Users will also most certainly have access to our exclusive Internet radio station/international music entertainment zone that will include up-to- date global music entertainment news, forums, blogs, a variety of international radio stations and an array of exceptional co-creation contests and workshops featuring games, activities, tours, concerts and privileged content that will be created and tailored by our members, for our members. Furthermore, users will have access to any email accounts they utilize on a daily basis such as iCloud, Gmail, Yahoo! Mail, AOL, Hotmail, etc., as well as a central web search engine. All this is possible through the medium of our all-in-one iLink2Music.com exclusive dashboard/portal page.

In the music entertainment industry, management believes that people all over the world are trying everything in their power to either be discovered as a new talent, or to find new musical talent. Ilink2music.com will enable the user to create a user profile in the music entertainment zone that displays his or her talent or expertise, whether a musician, composer, songwriter, vocalist, performer, conductor, arranger, instrumentalist, dancer, choreographer, DJ, music video producer and/or director, booking agent, recording studio, audio engineer, record label, events planner, music venue, music broadcaster, music educator, music publisher, road crew, talent manager, entertainment lawyer, etc. Our users can also simply be a music fan that enjoys listening to music, socializing or following and supporting others. Each member will be able to network within our community in order to find what they’re looking for globally

Members may automatically enroll in our Hour Glass System or Virtual Points/Dollars Time Bank where users may receive a free sponsored mobile device (smart phone or tablet) after actively accumulating a certain number of hours or points on our website. This will be limited to all sponsorship negotiations. We will also enable members to use real money to accelerate the process if they wish to, provided they spend a minimum amount of time actively using our website.

Once we have a certain number of active members, management believes that we would potentially have a large number of advertisers eager to advertise their products and/or services to our members.  Any medium used for music, such as satellite radios, smart TV’s, phones, tablets, instruments and MP3 players could be advertised.  In addition, since we would also have a social media platform, a wide variety of potential advertisers could arise based on the knowledge of members’ behavioral patterns through the dashboard/portal page—such as interests in real estate, finance, dating, gaming and so on.

Revenue Generation

Co-creation advertising and user-generated revenue will be our main source of revenue, although we will simultaneously be exploring diverse revenue streams such as multiple gaming options, e-cards and virtual gift purchase options, and the ability to purchase merchandise such as musical instruments, audio equipment and a multitude of other products possibly at a preferred rate, available exclusively at iLink2Music.com.

Management believes that social media games are not too different from traditional online gaming. Both types strategically focus on entertainment appealing to a wide audience, with simple mechanics and relatively short periods of play. Yet unlike traditional gaming, social media games are distributed through social networks and existing relationships with other users through invite systems, news feed postings, user-to-user notifications or paid acquisitions; these methods will keep people on our platform to co-create with us.

Social augmented reality gaming allows games to create unique content and characters by tapping into a player’s existing social network. Management perceives three core elements that our augmented reality game or service should have to be considered social:

1.  Our social graph data is an aggregate profile of revealed preferences such as your friends, interests, demographics and lifestyle information.

2.  Game play should be casual and co-user designed for short durations, leveraging high frequency and brief visits.

3.  Our social media games will most likely be free with revenue generated through virtual goods.

Through our social media platform and Web 2.0, management believes that we will be able to involve consumers in more exciting and different ways, both through mass collaboration and intimate co-creation while at the same time finding ways of accumulating robust qualitative data from the web.

While most features on our site will be free, we will also generate revenue from the sale of premium services and by implementing co-creation. The latest approaches have evolved into what we call “Innovation Co-creation (ICC),” where all the relevant stakeholders (Fans/Consumers) are participating across the value chain. This approach is not just about a one-sided contribution model — as in “give me your ideas and then we will figure out what to do with them” — but a more collaborative engagement with greater interaction and intensity of participation among creators from generation, selection and incubation. For instance, an example would be engaging audiences at live events with real-time text and video, screen to screen. Users can send pictures, video, audio and texts to the company running the campaign. Consumers can produce, design and direct product placement, product contests and giveaways on our platform from their mobile phone, tablet or laptop.

Why is co-creation so valuable? If users are immersed in narratives and developments around the evolving communications and social media landscape and changing brand- consumer relationships, it is easy to see the importance of co-creation as a philosophy and approach to consumer engagement. However, management believes that there are some clear and tangible benefits to working this way and businesses are increasingly appreciating it.

Co-creation can help break the yo-yo effect of research and development, where clients go back and forth between creative agencies, research agencies and their audience. By working with your consumers rather than directing stuff at them in the hope that it will stick, clients get a real sense of what works and what doesn’t as the ideation takes place. Ideas emerge, develop, and are refined and validated in collaboration with your audience, in real time. There is no need to wait for endless tests. Management believes that co-created concepts outperform siloed concepts in quant tests and across all manner of benchmarks. Consumer articulation and validation at the point of idea generation means outputs are richer and more complete, and ultimately ideas move to realization (and to market) more quickly and cost-effectively, and eventually even to marketing the new product or service.

Furthermore, we believe that online/Internet radio is the key to user engagement because global online radio stations are run by real people, and not generated by computers.

100% user controlled radio. Management believes that the key to new experiences on mobile is this idea of broadcast radio stations—something which few companies were previously offered to do. With the original application, users could find nearby playlists and follow local stations. We are developing a new app from the ground-up; it will offer users the ability to create personalized radio stations. The app will not just be about finding music based on the user's interests, but also based on the user's activity at the time of listening. For example, a user can pick music to listen to while working, driving or running and, over time, the service’s recommendation engine improves in order to best match up the user's music with his or her respective interests. Though the user will be able to listen to personalized stations on his or her own, the most unusual concept concerning our app will be its “co-listening” option. Users can browse through others’ shared radio stations filtering by those trending, those nearby, or featured radio stations from their friends used by activity (e.g., driving, cooking, partying, studying, relaxing, etc.).

Contractual Relations

On March 19, 2014, we announced that we had begun construction on our first commercial radio station, which is located at our main officers in Burbank, California. We are currently finalizing station format and expect to launch the station approximately during third quarter of 2014.  We have also in the process of hiring employees and engaging consultants.

Previously, our subsidiary retained Jerry Blair and Global Entertainment Management to collaborate with our entertainment and artist management division by working with our artists and facilitating management, touring, publishing, merchandising and recorded music. Through our subsidiary, we also retained Damion "Damizza" Young, who is a radio industry veteran, and Patricia Bock as a consultant to act as director of strategic initiatives. As of the date of this Current Report, we are negotiating new terms of the consultant agreements with Mr. Young and Ms. Bock.

We intent to also form numerous partnerships and be part of affiliate programs with retail and online music stores, e-sheet and lyric stores, clothing manufacturers, international online radio, interactive gaming providers and entertainment news sites to diversify, create additional revenue and add content to our site as soon as we launch. These partnerships will aid in increasing traffic to the site and increase potential revenue.

Advisory Board

On March 1, 2014, we established and created an advisory board in order to benefit from certain knowledge and experience of others in the development of our intellectual property and technology. We have incurred significant time, effort and money to develop certain proprietary information and technology which we consider vital to our business and goodwill.

From March 1, 2014 through June 8, 2014, our Board of Directors appointed four members as follows to our Advisory Board: (i)  William H. Bang; (ii) Lawrence S. Lotman; (iii) Bob Brockmann; and (iv) James A. Ruggiero  (collectively, the "Advisory Board Members"). Each Advisory Board Member entered into that certain three-year advisory board agreements (collectively, the "Advisory Board Agreements"). In accordance with the terms and provisions of the Advisory Board Agreements, we shall issue to each of the Advisory Board Members 100,000 shares of our restricted common stock, which shall be considered compensation for approximately ten hours of service provided by each Advisory Board Member through the first six months, and thereafter $2,500 per month for the duration of the three year Advisory Board Agreement.

Strategic Growth Plan

We intent to constantly market ourselves through social media, mobile applications and multiple venues while aggressively continuing ongoing programming, new partnerships, joint ventures and mergers or acquisitions in order to attract new users and members, and to retain existing ones. Furthermore, we will constantly ensure the diversification of our revenue source by regularly adding mobile strategies and co-creation content. Moreover, management understands the importance of creating the proper social media plan in order to implement proper strategic growth.

1.  We will listen to our audience: What are they saying? What type of content do they find appealing? What is the best format of content that our audience consumes?

2.  We will engage and create content based on the areas or topics of interest learned from the listening phase. Overall, the content we create should be relevant, helpful, engaging and information-rich.

3.  We will measure communications by tracking “likes, “shares,” “retweets,” “clicks,” etc., so we can easily determine success, failure, and areas of improvement, most importantly what type of content is resonating with our audience.

4.  We will constantly learn. Measuring results is useless unless we learn from it. The goal of measurement is not just to understand what happened in the past, but to determine our future as well. We can then tweak our strategy and try to solicit more engagement.

Understanding the new minds of consumers is key. Over the next two (2) years and beyond, management intends that the Company will increasingly engage with a new and more diverse global customer base with different needs and expectations especially with a rising middle class across emerging markets. Going forward, management believes that the Company will seize a profitable position because of its speed, flexibility and insight to engage and monetize the diverse global base of connected consumers by delivering personalized, relevant and ultimately indispensable content experiences.

Over the past five years, consumers have seen an explosion in their media choices. Management believes that the blizzard of consumption choices is creating confusion in the minds of the consumer and extends to the legitimacy of the content they access just from smart phones. In response, by innovating in agile ways and harnessing technologies to gain deep insight into consumers’ tastes and behaviors’, we will be able to define a profitable, consumer-centric, multi-platform, multi-sensory future.

From “mass media” to “my media.”

As media consumption fragments across devices, consumers increasingly demand personalized experiences—their content on their chosen devices, when they want it. This move to “my media” can be seen in “cord-cutting,” where consumers abandon their pay TV subscriptions and instead access the content they want via cheaper, Internet and mobile broadband-based content services. Operators, who have already been successful in launching triple-play products that bundle TV, broadband and telephony, must adapt their services to changing consumer expectations for more on-demand content. A further manifestation of “my media” is consumers’ growing use of the “second and third screen”—smart phones and tablets—to comment on and share the experience of TV and other companion content with friends. This will be the social media platform provided by ilink2music.com.

We will be able to partner with global content archive companies and real-time events sponsors.

Multi-platform analytics drive advertiser insights into connected fans-consumers. Management believes that it understands how advertising spending is continuing to migrate to new digital platforms.  As we witness an increase in the number of consumers accessing content across multiple screens, devices and platforms, advertising must also become platform- agnostic. The ability to attract advertising revenues in the future will depend on offering advertisers credible, cross-platform metrics that define and measure audience reach, engagement and relevance. Our advertising model will only engage the user to Co-Create.

Content generation must have better insight into what customers will pay for in order to engage. For content creators to adapt to the demands of connected consumers, they will need to get closer to the behaviors and needs of those consumers than ever before. This includes harvesting data from social media, adapting the way products are created and distributed and embracing new business models, including partnerships. As they pursue these strategies, the good news for content creators is that content’s central role in attracting, engaging and retaining consumers has been strengthened by the fragmentation of media choices.

Content

The rising value of content has commenced an industry-wide race to acquire it. Management believes that recent years have seen several major acquisitions of content assets, as consumers’ rising expectation of ubiquitous access to premium and library content drives companies to focus on licensing and/or acquiring content, as well as on developing deeper customer engagement and insights. Management believes that the Company is positioned to radically change new business models for content creators to engage connected consumers. We are a “Facilitation Social Media Platform,” harnessed by fans and consumers that thinks and sees from a user perspective. Therefore, management believes that in order to ensure content remains relevant and valuable to their audiences, content companies must build new business models around five imperatives:

•	Harnessing the power of second and third screens, exploiting connected portable devices to allow users to access and deeply engage with content.

•	Optimizing the windowing of video content to meet the needs of connected consumers.

•	Building in order to add value for content providers, operators and consumers—people still love a bargain—including a bundle of services at a “discounted” rate.

•	Overcoming the challenges of personalization by understanding consumers while respecting their privacy.

•	Encouraging and facilitating content discovery/recommendations. Consumers will need help navigating towards the content they want.

Digital distributors must deliver a differentiated experience to help deter piracy. Tackling piracy in the connected era cannot rely on just consumer education and tighter regulation and enforcement, important as they are. It means understanding consumers in order to deliver the right content to the right people, at the right time, place and price, via the right experience. It’s also vital to signpost where the legitimate content is available.

Management understands that connected consumers are clearly in control and an even greater portion of viewing and interaction of TV and film content will take place on multiple screens and devices. Therefore, we intend to seize the opportunity to deepen engagement with consumers by trying different business models for delivering content and experimenting with price points and offerings.

We believe that our iLink2Music.com radio station will be playing an important role in our growth and will add substantial diversified revenue such as on-air advertising that can be read by on-air personalities, our own special events or events in concert with advertising partners, possible syndication—if one of our shows became popular enough we would be able to sell the rights to air our show to other stations—and selling unique entertainment news feeds internationally as well.

After building proper foundations in the U.S., Canada and European Union, we intend to branch out to Asian markets, Bollywood. And additional strategically integrated modules are: (i) members’ profile page detailing additional “My Favorites” functions; (ii) custom events management system for members; (iii) SS LEV website security certificate for member transactions; (iv) merchandising: integration of an e-commerce engine; (v) automatic ad management and ad display rotation banner system; (vi) upgrading Paypal Pro to a specific bank’s solution for better rates; (vii) system for users to sell their own music and receive payment; (viii) system that allows users to buy music directly from us; (ix) Internet advertising PPC/key word search & competition analysis; (x) search engine optimization SEO/keyword search & competition analysis; (xi) unique music entertainment industry news created by ilink2music.com; (xii) live global DJ streaming service (Pay Per Use); (xiii) virtual products core programming; (xiv) mobile version of website; (xv) IP-based and behavioral ad capabilities; (xvi) online ticket purchasing capability for members’ events; (xvii) premium membership packages for advanced use of website and profiles; (xviii)ilink2music charity foundation contribution capabilities; (xix) global event listings and online purchasing capabilities; and(xx) multiple online gaming options with virtual buy-ins.

iLink2Fashion

We are also developing iLink2Fashion, which is a fashion and beauty platform and magazine. The iLink2Fashion is co-created with Generation "C", artists and brands using mobile devices. Generation "C" has been defined as a "psychographic" group or a number of individuals who share a similar state of mind, whether that be certain personality traits, values, attitudes, interests or lifestyles. In this definition, Generation "C" members all have the common characteristics of being "digital natives" who turn to the Internet naturally and extensively to do a number of things and are very Web2.0 savvy. Research has identified five main characteristics of Generation "C", which management believes will be an integral aspect of its iLink2Fashion: (i) a love of content creation and mashing; (ii) tendency to form online active communities; (iii) gravitation toward social media sites where they can participate in discussions about different ideas and get involved in cultural conversations; (iv) desire to be in control of their own lives and a contentedness with complexity; and (v) desire to work in more creative industries and be less restricted by rigid social structures. Research has identified the group as "Generation C" - connected, communicating, content-centric, computerized, community-oriented and always clicking.

Based on this premise, we will bring together make-up artists, fashion designers and brands to create content for fashion and beauty purposes. The format of our platform is mobile, picture and video based, which will enable the users to interact on their mobile devices. The E-commerce platform engine will make it easier for users to quickly purchase the products that are being used in the video. Unlike video sharing sites, iLink2Fashion has an E-commerce engine where users can instantly purchase products instead of guessing or rewinding the video to see which products were used. Management believes that this strategy will make users stay within the site and allow our Company to monetize from the beauty products. The marriage of video tutorial and e-commerce engine allows us to facilitate users beauty regime process.

We will have two initial E-commerce platform content strategies:

•
Video content strategy focuses on co-creating content with established YouTube makeup artists who have between 250,000 to 1,000,000 followers, recording artists who have a fan base of 50,000 to 1,000,000 followers of beauty brands and Generation C.

•	Magazine content strategy focuses on co-creating mobile fashion magazine content with brands, fashion designers, writers, artists, recording artists, celebrities and Generation C.

Intellectual Property

Our wholly-owned subsidiary, il2m, was a party to that certain L.P. licensing agreement dated October 29, 2013 (the "Licensing Agreement") with il2m Global Limited, a Belize Company ("il2m Global").  In accordance with the terms and provisions of the Licensing Agreement, il2m Global granted to il2m the exclusive right and license worldwide to use certain intellectual property (which hereafter "Intellectual Property" shall be defined as copyrights, trademarks, domain names, trade names, trade secrets and confidential information related to the online work). The grant of license to use the Intellectual Property was also in association with certain products and services, including the right to use, display and operate the online work including as an interactive web site provider, providing or enabling access by multiple users to chat rooms, message boards, wikis, blogs, as a review site, aggregation site, file sharing site, social networking site, and posting and pinning site.

In further accordance with the terms and provisions of the Licensing Agreement, il2m has the right to sublicense any of the rights granted by il2m Global. il2m also agreed to maintain a high standard of quality of products and services so as to protect the Intellectual Property and the value and goodwill.  il2m further agreed to provide prompt, courteous and efficient service to the users of the online work, perform work competently in all business dealings with members of the public and the artists and governed by the highest standards of honesty, integrity, fair dealing and ethical conduct.

Our President/Chief Executive Officer, Sarkis Tsaoussian, holds title to the Intellectual Property and originally assigned on October 22, 2013 to il2m Global all his right, title and interest in and to the Intellectual Property concerning ilink2music, including the trademarks, the copyrights and the domain names with any use of said Intellectual Property (the "Assignment").

EMPLOYEES

We employ one full time employee. We also use consultants as required. We also have our sole officer, President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer, Sarkis Tsaoussian, on a full-time basis. This individual is primarily responsible for all of the Company's day-to-day operations. Other services may be provided by outsourcing and consultant and special purpose contracts.

COMPETITION

We will compete for the time and attention of our listeners with other content providers on the basis of a number of factors, including quality of experience, relevance, acceptance and diversity of content, ease of use, price, accessibility, perceptions of ad load and brand awareness and reputation. We will also compete for listeners on the basis of our presence and visibility as compared with other providers that deliver content through the internet, mobile devices and consumer products. We believe that we will compete favorably on these factors as our iLink2Music.com service will create a unique experience for our listeners that is easy, accessible, personalized and full of discovery. We will offer our service at no cost or through a low cost subscription plan, and we intend to make our presence highly visible in mobile application stores and other consumer electronics products. However, many of our current and potential future competitors enjoy substantial competitive advantages, such as greater name recognition, longer operating histories and larger marketing budgets, as well as substantially greater financial, technical and other resources.
Our competitors include:

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Other Radio Providers. We will compete for listeners with other broadcast radio providers, including terrestrial radio providers such as Clear Channel and CBS and satellite radio providers such as Sirius XM. Many broadcast radio companies own large numbers of radio stations or other media properties. Many terrestrial radio stations have begun broadcasting digital signals, which provide high quality audio transmission. In addition, unlike the emerging internet radio market, terrestrial and satellite radio providers, as aggregate entities of their subsidiary providers, generally enjoy larger established audiences and longer operating histories. Broadcast radio pays no royalties for its use of sound recordings and satellite radio pays a much lower percentage of revenue, currently 7.25%, than internet radio providers for use of sound recordings, giving broadcast and satellite radio companies a significant cost advantage. We will also compete directly with other emerging pure play online radio providers such as iheartradio, Last.fm and Slacker Personal Radio and we could face additional competition if known incumbents in the digital media space such as Yahoo, Apple, Amazon or Google choose to enter the internet radio market.

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Other Audio Entertainment Providers. We will face competition from providers of alternative forms of audio content and pre-recorded entertainment, such as Apple’s iTunes Music Store, Amazon, online subscription on-demand music providers such as RDIO or Rhapsody, as well as potential market entrants like Spotify, which provide audio content that can be directly selected, streamed or purchased, and played in automobiles and homes, using portable players, mobile phones and other wireless devices. The audio entertainment marketplace continues to rapidly evolve, providing our listeners with a growing number of alternatives and new media platforms.

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Other Forms of Media. We will compete more broadly for the time and attention of our listeners with providers of other forms of in-home and mobile entertainment. To the extent existing or potential listeners choose to watch cable television, stream video from on-demand services such as Hulu, VEVO or YouTube or play interactive video games on their home-entertainment system, computer or mobile phone rather than listen to our iLink2Music.com service, these content services pose a competitive threat.

We will also compete for a share of our advertising customers’ overall marketing budgets with other content providers on the basis of a number of factors, including perceived return on investment, effectiveness and relevance of our advertising products, pricing structure, and ability to deliver large volumes or precise types of ads to targeted demographics. We believe that our ability to deliver targeted and relevant ads across a wide range of platforms will allow us to compete favorably on the basis of these factors and justify a profitable pricing structure. However, the market for online advertising solutions is intensely competitive and rapidly changing, and with the introduction of new technologies and market entrants, we expect competition to intensify in the future.

Our competitors include:

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Other Internet Companies. The market for online advertising is becoming increasingly competitive as advertisers are allocating increasing amounts of their overall marketing budgets to web-based advertising. We compete for online advertisers with other internet companies, including major internet portals, search engine companies and social media sites. Large internet companies with greater brand recognition, such as Facebook, Google, MSN and Yahoo! have large direct sales staffs, substantial proprietary advertising technology, and extensive web traffic, and consequently enjoy significant competitive advantages.

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Broadcast Radio. Terrestrial broadcast and to a lesser extent satellite radio are significant sources of competition for advertising dollars. These radio providers deliver ads across platforms more familiar to advertisers and advertisers may be reluctant to migrate advertising dollars to our internet-based platform.

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Other Traditional Media Providers. More broadly, we compete for advertising dollars with other traditional media companies in television and print, such as ABC, CBS, FOX and NBC, cable television channel providers, national newspapers such as The New York Times and the Wall Street Journal and some regional newspapers. These traditional outlets present us with a number of competitive challenges in attracting advertisers, including large established audiences, longer operating histories, greater brand recognition and a growing presence on the internet.

RISK FACTORS

An investment in the Company’s common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in evaluating the Company and its business before purchasing shares of common stock. The business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are all of the material risks that the Company is currently aware of that it may be facing. Additional risks not presently known to the Company may also impair its business operations. You could lose all or part of your investment due to any of these risks.

Risks Related to the Industry

Internet radio is an emerging market, which makes it difficult to evaluate our current business and future prospects. Internet radio is an emerging market and our current business and future prospects are difficult to evaluate. The market for internet radio has undergone rapid and dramatic changes in its relatively short history and is subject to significant challenges. As a result, the future revenue and income potential of our business is uncertain. You should consider our business and prospects in light of the risks and difficulties we encounter in this new and rapidly evolving market, which risks and difficulties include, among others:

●	our relatively new, evolving and unproven business model;

●	our ability to retain our current listenership, build our listener base and increase listener hours;

●	our ability to effectively monetize listener hours, particularly with respect to listener hours on mobile devices;

●	our ability to attract new advertisers, retain existing advertisers and prove to advertisers that our advertising platform is effective enough to justify a pricing structure that is profitable for us;

●	our ability to maintain relationships with makers of mobile devices, consumer electronic products and automobiles; and

●	our operation under an evolving music industry licensing structure that may change or cease to exist, which in turn may result in a significant increase in our operating expenses.

Failure to successfully address these risks and difficulties, and other challenges associated with operating in a new and emerging market, could inhibit the implementation of our business plan, significantly harm our financial condition, operating results and liquidity and prevent us from achieving or sustaining profitability.

Our failure to convince advertisers of the benefits of our service in the future could harm our business. We intend to derive revenue from the sale of advertising in the future both from our iLink2music and iLink2Fashion. Our ability to attract and retain advertisers, and ultimately to generate advertising revenue, depends on a number of factors, including:

●	increasing the number of listener hours;

●	keeping pace with changes in technology and our competitors;

●	competing effectively for advertising dollars from other online marketing and media companies;

●	penetrating the market for local radio advertising;

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continuing to develop and diversify our advertisement platform, which currently includes delivery of display, audio and video advertising products through multiple delivery channels, including traditional computers, mobile and other connected devices, including automobiles; and

●	coping with ad blocking technologies that have been developed and are likely to continue to be developed that can block the display of our ads.

Our agreements with advertisers will generally be short term or may be terminated at any time by the advertiser. Advertisers are spending only a small amount of their overall advertising budget on such services, may view advertising with us as experimental and unproven and may leave us for competing alternatives at any time. We may never succeed in capturing a greater share of our advertisers’ core advertising spending, particularly if we are unable to achieve the scale and market penetration necessary to demonstrate the effectiveness of our advertising platforms, or if our advertising model proves ineffective or not competitive when compared to alternatives. Failure to demonstrate the value of our service would result in reduced spending by, or loss of, existing or potential future advertisers, which would materially harm our revenue and business.

Advertising on mobile devices, such as smartphones, is an emerging phenomenon, and if we are unable to increase revenue from our advertising products delivered to mobile devices, our results of operations will be materially adversely affected. The number of listener hours on mobile devices may surpass listener hours on traditional computers, and we expect that this trend could continue. Mobile listenership has experienced significant growth and we expect this growth to continue though at a less rapid pace. Advertising on mobile devices is an emerging phenomenon, and the percentage of advertising spending allocated to advertising on mobile devices is lower than online advertising. While a substantial amount of our revenue will be derived from display ads, some display ads may not be currently optimized for use on certain mobile devices. We have plans to increase our number of listener hours on mobile and other connected devices, including our efforts to expand the reach of our service by making it available on an increasing number of such devices, such as smartphones and devices connected to or installed in automobiles, and we cannot assure you that we will be able to effectively monetize inventory generated by listeners using mobile and connected devices, or the time frame on which we may do so.

Our success depends upon the continued acceptance of online advertising as an alternative or supplement to offline advertising. The percentage of the advertising market allocated to online advertising lags the percentage of time spent by people consuming media online by a significant degree. Growth of our business will depend in large part on the reduction or elimination of this gap between online and offline advertising spending, which may not happen in a way or to the extent that we currently expect. Many advertisers still have limited experience with online advertising and may continue to devote significant portions of their advertising budgets to traditional, offline advertising media. Accordingly, we continue to compete for advertising dollars with traditional media, including broadcast radio.

Although advertisers as a whole are spending an increasing amount of their overall advertising budget on online advertising, we face a number of challenges in growing our advertising revenue. We compete for advertising dollars with significantly larger and more established online marketing and media companies such as Facebook, Google, MSN and Yahoo! We believe that the continued growth and acceptance of online advertising products will depend on the perceived effectiveness and the acceptance of online advertising models generally, which is outside of our control. Any lack of growth in the market for online advertising could result in reduced revenue or increased marketing expenses, which would harm our operating results and financial condition.

If our efforts to attract prospective listeners and to retain existing listeners are not successful, our growth prospects and revenue will be adversely affected. Our ability to grow our business and generate advertising revenue depends on retaining and expanding our listener base and increasing listener hours. We must convince prospective listeners of the benefits of our service and existing listeners of the continuing value of our service. The more listener hours we stream, the more ad inventory we have to sell. Further, growth in our listener base increases the size of demographic pools targeted by advertisers, which improves our ability to deliver advertising in a manner that maximizes our advertising customers’ return on investment and, ultimately, to demonstrate the effectiveness of our advertising solutions and justify a pricing structure that is profitable for us. If we fail to grow our listener base and listener hours particularly in key demographics such as young adults, we will be unable to grow advertising revenue, and our business will be materially and adversely affected.

Our ability to increase the number of our listeners and listener hours will depend on effectively addressing a number of challenges and we may fail to do so. Some of these challenges include:

●	providing listeners with a consistent high quality, user-friendly and personalized experience;

●	continuing to build our catalogs of music and comedy content that our listeners enjoy;

●	continuing to innovate and keep pace with changes in technology and our competitors; and

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maintaining and building our relationships with makers of consumer products such as mobile devices, other consumer electronic products and automobiles to make our service available through their products.

In addition, we have historically relied heavily on the success of viral marketing to expand consumer awareness of our service. If we are unable to maintain or increase the efficacy of our viral marketing strategy, or if we otherwise decide to expand the reach of our marketing through use of more costly marketing campaigns, we will experience an increase in marketing expenses, which could have an adverse effect on our results of operations. We cannot assure you that we will be successful in maintaining or expanding our listener base and failure to do so would materially reduce our revenue and adversely affect our business, operating results and financial condition.

Further, although we use our number of registered users and our number of active users as indicators of our brand awareness and the growth of our business, the number of registered users and number of active users exceeds the number of unique individuals who register for, or actively use, our service for a number of reasons. We define registered users as the total number of accounts that have been created for our service and we define active users as the number of distinct registered users that have requested audio from our servers within the trailing 30 days from the end of each calendar month. To establish an account, a person must provide an email address and a user name, but no personally unique information and a person may have multiple accounts. If the number of actual listeners does not result in an increase in listener hours, then our business may not grow as quickly as we expect, which may harm our business, operating results and financial condition.

We face and will continue to face competition for both listener hours and advertising spending. We compete for the time and attention of our listeners with other content providers on the basis of a number of factors, including quality of experience, relevance, acceptance and diversity of content, ease of use, price, accessibility, perception of ad load and brand awareness and reputation. Our competitors include terrestrial radio providers such as CBS and Clear Channel, satellite radio providers such as Sirius XM, online radio providers such as iheartradio, Last.fm and Slacker Personal Radio, subscription online on-demand music providers such as RDIO and Rhapsody and potential U.S. market entrants like Spotify. Terrestrial radio providers offer their content for free, are well-established and accessible to listeners and offer content, such as news, sports, traffic, weather and talk that we currently do not. In addition, many terrestrial radio stations have begun broadcasting digital signals, which provide high quality audio transmission. Satellite radio providers offer extensive and oftentimes exclusive news, comedy, sports and talk content, national signal coverage, and long established automobile integration. Select online providers offer more extensive content libraries and can be accessed internationally, while online on-demand services give listeners total control to choose their content.

We also compete more broadly with providers of alternative forms of audio media and entertainment, which are purchased or available for free and playable on mobile devices, automobiles and in the home, such as iTunes audio files, MP3s, CDs, and other forms of pre-recorded audio, as well as content streams from other online services such as Hulu, VEVO and YouTube. We face increasing competition for listeners from a growing variety of businesses that deliver audio media content through mobile phones and other wireless devices, such as iTunes.

We believe that companies with a combination of financial resources, technical expertise and digital media experience also pose a significant threat of developing competing internet radio and digital audio entertainment technologies in the future. In particular, if known incumbents in the digital media space such as Amazon, Apple, Facebook or Google choose to offer competing services, they may devote greater resources than we have available, have a more accelerated time frame for deployment and leverage their existing user base and proprietary technologies to provide products and services that our listeners and advertisers may view as superior. Our current and future competitors may have more well-established brand recognition, more established relationships with consumer product manufacturers, greater financial, technical, and other resources, more sophisticated technologies or more experience in the markets in which we compete.

We also compete for listeners on the basis of our presence and visibility as compared with other businesses and software that deliver audio and other content through the internet, mobile devices and consumer products. We face significant competition for listeners from companies promoting their own digital music and content online or through application stores, including several large, well-funded and seasoned participants in the digital media market. Search engines, such as Google, and mobile device application stores, such as the iTunes Store, rank responses to search queries based on the popularity of a website or mobile application, as well as other factors that are outside of our control. Additionally, mobile device application stores often offer users the ability to browse applications by various criteria, such as the number of downloads in a given time period, the length of time since a mobile app was released or updated, or the category in which the application is placed. The websites and mobile applications of our competitors may rank higher than our website and our Pandora app, and our app may be difficult to locate in mobile device application stores, which could draw potential listeners away from our service and toward those of our competitors. In addition, our competitors’ products may be pre-loaded into consumer electronics products or automobiles, creating an initial visibility advantage. If we are unable to compete successfully for listeners against other digital media providers by maintaining and increasing our presence and visibility online, in application stores and in consumer electronics products and automobiles, our listener hours may fail to increase as expected or decline and our advertising sales will suffer.

To compete effectively, we must continue to invest significant resources in the development of our service to enhance the user experience of our listeners. There can be no assurance that we will be able to compete successfully for listeners in the future against existing or new competitors, and failure to do so could result in loss of existing or potential listeners, reduced revenue, increased marketing expenses or diminished brand strength, any of which could harm our business.

We will also compete for a share of advertisers’ overall marketing budgets with other content providers on a variety of factors including perceived return on investment, effectiveness and relevance of our advertising products, pricing structure and ability to deliver large volumes or precise types of ads to targeted demographics. We face significant competition for advertising dollars from terrestrial and, to a lesser extent, satellite radio providers. As many of the advertisers we target have traditionally advertised on terrestrial radio and have less experience with internet radio providers, they may be reluctant to spend for advertising on traditional computers, mobile or other connected device platforms. In addition, terrestrial radio providers as well as other traditional media companies in television and print, such as broadcast television networks such as ABC, CBS, FOX and NBC, cable television channel providers, national newspapers such as the New York Times and the Wall Street Journal and some regional newspapers, enjoy a number of competitive advantages over us in attracting advertisers, including large established audiences, longer operating histories, greater brand recognition and a growing presence on the internet.

Although advertisers are allocating an increasing amount of their overall marketing budgets to web and mobile-based ads, such spending lags behind growth in internet usage, and the market for online and mobile advertising is intensely competitive. As a result, we also compete for advertisers with a range of internet companies, including major internet portals, search engine companies and social media sites. Large internet companies with greater brand recognition, such as Facebook, Google, MSN and Yahoo! have significant numbers of direct sales personnel and substantial proprietary advertising inventory and web traffic that provide a significant competitive advantage and have a significant impact on pricing for internet advertising and web traffic. The trend toward consolidation among online marketing and media companies may also affect pricing and availability of advertising inventory.

In order to compete successfully for advertisers against new and existing competitors, we must continue to invest resources in developing and diversifying our advertisement platform, harnessing listener data and ultimately proving the effectiveness and relevance of our advertising products. Failure to compete successfully against our current or future competitors could result in loss of current or potential advertisers or a reduced share of our advertisers’ overall marketing budget, which could adversely affect our pricing and margins, lower our revenue, increase our research and development and marketing expenses and prevent us from achieving or maintaining profitability.

We depend upon third-party licenses for musical works and a change to or loss of these licenses could increase our operating costs or adversely affect our ability to retain and expand our listener base, and therefore could adversely affect our business. To secure the rights to stream musical works embodied in sound recordings over the internet, we will obtain licenses from or for the benefit of copyright owners and pay royalties to copyright owners or their agents. Those who own copyrights in musical works are vigilant in protecting their rights and seek royalties that are very high in relation to the revenue that can be generated from the public performance of such works. There is no guarantee that the licenses available to us will continue to be available in the future or that such licenses will be available at the royalty rates associated with the current licenses. If we are unable to secure and maintain rights to stream musical works or if we cannot do so on terms that are acceptable to us, our ability to stream music content to our listeners, and consequently our ability to attract and retain advertisers, will be adversely impacted.

In order to stream musical works embodied in sound recordings over the internet, we must obtain public performance licenses and pay license fees to three performing rights organizations: Broadcast Music, Inc., or BMI, SESAC, Inc., or SESAC, and the American Society of Composers, Authors and Publishers, or ASCAP. These organizations represent the rights of songwriters and music publishers, negotiate with copyright users such as us, collect royalties and distribute those royalties to the copyright owners they represent, namely songwriters and music publishers. Performing rights organizations have the right to audit our playlists and royalty payments, and any such audit could result in disputes over whether we have paid the proper royalties. If such a dispute were to occur, we could be required to pay additional royalties and the amounts involved could be material.

We may also stream spoken word comedy content for which the underlying literary works are not currently entitled to eligibility for licensing by any performing rights organization for the United States. While pursuant to industry-wide custom and practice, this content is performed absent a specific license from any such performing rights organization, there can be no assurance that this will not change or that we will not otherwise become subject to additional licensing costs for spoken word comedy content imposed by performing rights organizations in the future.

If music publishers withdraw all or a portion of their catalogs from performing rights organizations such as ASCAP or BMI, we may be forced to enter into direct licensing agreements with these publishers at rates higher than those we currently pay, or may be unable to reach agreement with these publishers at all, which could adversely affect our business, financial condition and results of operations. In May 2011, EMI Music Publishing, or EMI, announced its decision to withdraw certain licensing rights from ASCAP that EMI had previously authorized ASCAP to manage on its behalf. As a result, ASCAP may no longer be able to license the webcasting of songs from EMI’s catalog of musical compositions, and digital music webcasters, such as Pandora, who were previously able to secure licenses from ASCAP for EMI musical compositions may now have to enter into direct licensing arrangements with EMI. It is currently unclear what specific effect EMI’s limited withdrawal from ASCAP will have or whether other publishers may also choose to withdraw all or a portion of their catalogs from the collection of musical compositions that ASCAP has the authority to license. If we are unable to reach an agreement with respect to the repertoire of EMI or any other music publisher who withdraws all or a portion of its catalog(s) from ASCAP or other performing rights organizations, or if we are forced to enter into direct licensing agreements with publishers at rates higher than those currently set by the performing rights organizations (or the U.S. District Court having supervisory authority over ASCAP and BMI) for the performance of musical works, our ability to stream music content to our listeners may be limited or our operating costs may significantly increase, which could adversely affect our business, financial condition and results of operations.

If we fail to accurately predict and play music or comedy content that our listeners enjoy or if we fail to garner listeners to our iLink2Fashion, we may fail to retain existing and attract new listeners. We believe that a key differentiating factor between our iLink2Music.com service and other music content providers is our ability to predict music that our listeners will enjoy. Our personalized playlist generating system is designed to enable us to predict listener music preferences and select music content tailored to our listeners’ individual music tastes. We have invested, and will continue to invest, significant resources in refining these technologies; however, we cannot assure you that such investments will yield an attractive return or that such refinements will be effective. The effectiveness of our personalized playlist generating system depends in part on our ability to gather and effectively analyze large amounts of listener data and listener feedback and we have no assurance that we will continue to be successful in enticing listeners to give a thumbs-up or thumbs-down to enough songs for our database to effectively predict and select new and existing songs. In addition, our ability to offer listeners songs that they have not previously heard and impart a sense of discovery depends on our ability to acquire and appropriately categorize additional songs that will appeal to our listeners’ diverse and changing tastes. We must continuously identify and analyze additional songs that our listeners will enjoy and we may not effectively do so. Our ability to predict and select music or other content that our listeners enjoy is critical to the perceived value of our service among listeners and failure to make accurate predictions would adversely affect our ability to attract and retain listeners, increase listener hours and sell advertising.

Loss of potential agreements with the makers of mobile devices, renegotiation of such agreements on less favorable terms or other actions these third parties may take could harm our business. We believe that most of our agreements with makers of mobile operating systems and devices through which our service may be accessed, including Apple, RIM and Google, will be short term or could be cancelled at any time with little or no prior notice or penalty. The loss of these agreements, or the renegotiation of these agreements on less favorable economic or other terms, could limit the reach of our service and its attractiveness to advertisers. Some of these mobile device makers, including Apple, are now, or may in the future become, competitors of ours, and could stop allowing or supporting access to our service through their products for competitive reasons. Furthermore, because devices providing access to our service are not manufactured and sold by us, we cannot guarantee that these companies will ensure that their devices perform reliably, and any faulty connection between these devices and our service may result in consumer dissatisfaction toward us, which could damage our brand.

If we are unable to continue to make our technology compatible with the technologies of third-party distribution partners who make our service available to our listeners through mobile devices, consumer electronic products and automobiles, we may not remain competitive and our business may fail to grow or decline. In order to deliver music everywhere our listeners want to hear it, we need our service to be compatible with mobile, consumer electronic, automobile and website technologies. Our service is accessible in part through third-party developed applications that hardware manufacturers embed in, and distribute through, their devices. Connected devices and their underlying technology are constantly evolving. As internet connectivity of automobiles, mobile devices, and other consumer electronic products expands and as new internet-connected products are introduced, we must constantly adapt our technology. It is difficult to keep pace with the continual release of new devices and technological advances in digital media delivery and predict the problems we may encounter in developing versions of our applications for these new devices and delivery channels, and it may become increasingly challenging to do so in the future. In particular, the technology to be used for streaming iLink2Music.com and iLink2Fashion.com service in automobiles remains at an early stage and may not result in a seamless customer experience. If automobile and consumer electronic makers fail to make products that are compatible with our technology or we fail to adapt our technology to evolving requirements, our ability to grow or sustain the reach of our service, increase listener hours and sell advertising could be adversely affected.

Furthermore, consumer tastes and preferences can change in rapid and unpredictable ways and consumer acceptance of these products depends on the marketing, technical and other efforts of third-party manufacturers, which is beyond our control. If consumers fail to accept the products of the companies with whom we partner or if we fail to establish relationships with makers of leading consumer products, our business could be adversely affected.

Our business and prospects depend on the strength of our brand and failure to maintain and enhance our brand would harm our ability to expand our base of listeners, advertisers and other partners. Maintaining and enhancing the iLink2Music.com brand is critical to expanding our base of listeners, advertisers and other partners. Maintaining and enhancing our brand will depend largely on our ability to continue to develop and provide an innovative and high quality experience for our listeners and attract advertisers, content owners and automobile, mobile device, and other consumer electronic product manufacturers to work with us, which we may not do successfully. Our brand may be impaired by a number of other factors, including service outages, data privacy and security issues, listener perception of ad load and exploitation of our trademarks by others without permission. Further, if our partners fail to maintain high standards for products that integrate our service, fail to display our trademarks on their products in breach of our agreements with them, or use our trademarks incorrectly or in an unauthorized manner or if we partner with manufacturers of products that our listeners reject, the strength of our brand could be adversely affected. In addition, there is a risk that the word iLink2Music could become so commonly used that we lose protection for this trademark, which could result in other people using the word iLink2Music to refer to their own products, thus diminishing the strength of our brand.

Interruptions or delays in service arising from our own systems or from our third-party vendors could impair the delivery of our service and harm our business. We will rely on systems housed in our own facilities and upon third-party vendors, including bandwidth providers and data center facilities located in California, to enable listeners to receive our content in a dependable, timely, and efficient manner. We may experience periodic service interruptions and delays involving our own systems and those of our third-party vendors. If we do not maintain a live fail-over capability that would allow us to switch our streaming operations from one facility to another in the event of a service outage, we may suffer interruptions or delays in our service. Both our own facilities and those of any third-party vendors are vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunications failures and similar events. They also are subject to break-ins, sabotage, intentional acts of vandalism, the failure of physical, administrative, and technical security measures, terrorist acts, natural disasters, human error, the financial insolvency of our third-party vendors and other unanticipated problems or events. The occurrence of any of these events could result in interruptions in our service and to unauthorized access to, or alteration of, the content and data contained on our systems and that these third-party vendors store and deliver on our behalf.

We exercise no control over our third-party vendors, which makes us vulnerable to any errors, interruptions, or delays in their operations. Any disruption in the services provided by these vendors could have significant adverse impacts on our business reputation, customer relations and operating results. Upon expiration or termination of any of future agreements with third-party vendors, we may not be able to replace the services provided to us in a timely manner or on terms and conditions, including service levels and cost, that are favorable to us, and a transition from one vendor to another vendor could subject us to operational delays and inefficiencies until the transition is complete.

Failure to protect our intellectual property could substantially harm our business and operating results. The success of our business depends on our ability to protect and enforce our trade secrets, trademarks, copyrights and patents and all of our other intellectual property rights, including our intellectual property rights underlying the Pandora service. We attempt to protect our intellectual property under trade secret, trademark, copyright and patent law, and through a combination of employee and third-party nondisclosure agreements, other contractual restrictions, and other methods. These afford only limited protection. Despite our efforts to protect our intellectual property rights and trade secrets, unauthorized parties may attempt to copy aspects of our song selection technology or obtain and use our trade secrets and other confidential information. Moreover, policing our intellectual property rights is difficult, costly and may not always be effective.

We have not filed a patent application. It is possible, however, that these innovations may not be protectable. In addition, given the cost, effort, risks and downside of obtaining patent protection, including the requirement to ultimately disclose the invention to the public, we may choose not to seek patent protection for certain innovations. However, such patent protection could later prove to be important to our business. Furthermore, there is always the possibility that any patent application may not issue as granted patents, that the scope of the protection gained will be insufficient or that an issued patent may be deemed invalid or unenforceable. We also cannot guarantee that any of our present or future patents or other intellectual property rights will not lapse or be invalidated, circumvented, challenged or abandoned, that our intellectual property rights will provide competitive advantages to us, that our ability to assert our intellectual property rights against potential competitors or to settle current or future disputes will not be limited by our relationships with third parties, that any of our pending or future patent applications will have the coverage originally sought, that our intellectual property rights will be enforced in jurisdictions where competition may be intense or where legal protection may be weak, or that we will not lose the ability to assert our intellectual property rights against or to license our technology to others and collect royalties or other payments.

We not have registered “iLink2Music and other marks as trademarks in the United States. Nevertheless, competitors may adopt service names similar to ours, or purchase our trademarks and confusingly similar terms as keywords in internet search engine advertising programs, thereby impeding our ability to build brand identity and possibly leading to confusion among our listeners or advertising customers. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of the term iLink2Music or other trademarks. Any claims or customer confusion related to our trademarks could damage our reputation and brand and substantially harm our business and operating results.

We currently own the www.ilink2music.com internet domain name and various other related domain names. Domain names are generally regulated by internet regulatory bodies. If we lose the ability to use a domain name in a particular country, we would be forced either to incur significant additional expenses to market our solutions within that country or to elect not to sell solutions in that country. Either result could harm our business and operating results. The regulation of domain names in the United States and in foreign countries is subject to change. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we may not be able to acquire or maintain the domain names that utilize our brand names in the United States or other countries in which we may conduct business in the future.

In order to protect our trade secrets and other confidential information, we will rely in part on confidentiality agreements with our employees, consultants and third parties with whom we have relationships. These agreements may not effectively prevent disclosure of trade secrets and other confidential information and may not provide an adequate remedy in the event of misappropriation of trade secrets or any unauthorized disclosure of trade secrets and other confidential information. In addition, others may independently discover our trade secrets and confidential information, and in such cases we could not assert any trade secret rights against such parties. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our trade secret rights and related confidentiality and nondisclosure provisions, and failure to obtain or maintain trade secret protection, or our competitors’ obtainment of our trade secrets or independent development of unpatented technology similar to ours or competing technologies, could adversely affect our competitive business position.

Litigation or proceedings before the U.S. Patent and Trademark Office or other governmental authorities and administrative bodies in the United States and abroad may be necessary in the future to enforce our intellectual property rights, to protect our patent rights, trademarks, trade secrets and domain names and to determine the validity and scope of the proprietary rights of others. Our efforts to enforce or protect our proprietary rights may be ineffective and could result in substantial costs and diversion of resources and management time, each of which could substantially harm our operating results.

Assertions by third parties of infringement or other violation by us of their intellectual property rights could result in significant costs and substantially harm our business and operating results. Internet, technology and media companies are frequently subject to litigation based on allegations of infringement, misappropriation or other violations of intellectual property rights. Some internet, technology and media companies, including some of our competitors, own large numbers of patents, copyrights, trademarks and trade secrets, which they may use to assert claims against us. Third parties have asserted, and may in the future assert, that we have infringed, misappropriated or otherwise violated their intellectual property rights, and as we face increasing competition, the possibility of intellectual property rights claims against us grows. Such litigation may involve patent holding companies or other adverse patent owners who have no relevant product revenue, and therefore our own issued and pending patents may provide little or no deterrence to these patent owners in bringing intellectual property rights claims against us. In addition, various federal and state laws and regulations govern the intellectual property rights associated with sound recordings and musical works. Existing laws and regulations are evolving and subject to different interpretations, and various federal and state legislative or regulatory bodies may expand current or enact new laws or regulations. We cannot assure you that we are not infringing or violating any third-party intellectual property rights.

We cannot predict whether assertions of third-party intellectual property rights or any infringement or misappropriation claims arising from such assertions will substantially harm our business and operating results. If we are forced to defend against any infringement or misappropriation claims, whether they are with or without merit, are settled out of court, or are determined in our favor, we may be required to expend significant time and financial resources on the defense of such claims. Furthermore, an adverse outcome of a dispute may require us to pay damages, potentially including treble damages and attorneys’ fees, if we are found to have willfully infringed a party’s intellectual property; cease making, licensing or using solutions that are alleged to infringe or misappropriate the intellectual property of others; expend additional development resources to redesign our solutions; enter into potentially unfavorable royalty or license agreements in order to obtain the right to use necessary technologies, content, or materials; and to indemnify our partners and other third parties. Royalty or licensing agreements, if required or desirable, may be unavailable on terms acceptable to us, or at all, and may require significant royalty payments and other expenditures. In addition, any lawsuits regarding intellectual property rights, regardless of their success, could be expensive to resolve and would divert the time and attention of our management and technical personnel.

We face many risks associated with our long-term plan to expand our operations outside of the United States, including difficulties obtaining rights to stream music on favorable terms. Expanding our operations into international markets is an element of our long-term strategy. However, offering our service outside of the United States involves numerous risks and challenges. Most importantly, while the Digital Performance Right in Sound Recordings Act and the Digital Millennium Copyright Act provide a statutory licensing regime for the streaming of sound recordings to listeners within the United States, there is no equivalent statutory licensing regime available outside of the United States, and the other licensing alternatives currently available are not commercially viable. Currently, the licensing terms offered by rights organizations and individual copyright owners in countries outside the United States are prohibitively expensive. Addressing licensing structure and royalty rate issues in the United States required us to make very substantial investments of time, capital and other resources, and our business could have failed if such investments had not succeeded. Addressing these issues in foreign jurisdictions may require a commensurate investment by us, and there can be no assurance that we would succeed or achieve any return on this investment.

In addition, international expansion would expose us to other risks such as:

●	The need to modify our technology and sell our solutions in non-English speaking countries;

●	The need to localize our service to foreign customers’ preferences and customs;

●	difficulties in managing operations due to language barriers, distance, staffing, cultural differences and business infrastructure constraints;

●	our lack of experience in marketing, and encouraging viral marketing growth without incurring significant marketing expenses, in foreign countries;

●	application of foreign laws and regulations to us;

●	fluctuations in currency exchange rates;

●	reduced or ineffective protection of our intellectual property rights in some countries; and

●	potential adverse tax consequences associated with foreign operations and revenue.

Further, in jurisdictions where copyright protection has been insufficient to protect against widespread music piracy, achieving market acceptance of our service may prove difficult as we would need to convince listeners to stream our service when they could otherwise download the same music for free. As a result of these obstacles, we may find it impossible or prohibitively expensive to enter foreign markets, or entry into foreign markets could be delayed, which could hinder our ability to grow our business.

Risks Related to Our Company and Common Stock

We are relatively a new entrant into the industry without profitable operating history. Since inception of il2m, our activities have been limited to organizational efforts and obtaining working capital and developing our platform iLink2Music.com. As a result, there is limited information regarding potential revenue generation relating to our services.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations. Our revenue and operating results could vary significantly from quarter to quarter and year to year because of a variety of factors, many of which are outside our control. Moreover, we have no history of such operating results as we are commencing business operations. In addition to other risk factors discussed in this “Risk Factors” section, factors that may contribute to the variability of our quarterly and annual results include:

●	our ability to retain our current listenership, build our listener base and increase listener hours;

●	our ability to more effectively monetize mobile listener hours, particularly as the number of listener hours on mobile devices grow;

●	our ability to attract and retain existing advertisers and prove that our advertising products are effective enough to justify a pricing structure that is profitable for us;

●	our ability to effectively manage our growth;

●	our ability to continue to operate under the statutory licenses set forth in the Copyright Act;

●	our ability to enjoy the benefits of collective licensing available through performing rights organizations;

●	The effects of increased competition in our business;

●	our ability to keep pace with changes in technology and our competitors;

●	interruptions in service, whether or not we are responsible for such interruptions, and any related impact on our reputation;

●	costs associated with defending any litigation, including intellectual property infringement litigation;

●	our ability to pursue, and the timing of, entry into new geographic or content markets and, if pursued, our management of this expansion;

●	The impact of general economic conditions on our revenue and expenses; and

●	changes in government regulation affecting our business.

Seasonal variations in listener and advertising behavior may also cause fluctuations in our financial results. We expect to experience some effects of seasonal trends in listener behavior due to increased internet usage and sales of media-streaming devices during certain vacation and holiday periods. For example, we expect to experience increased usage during the fourth quarter of each calendar year due to the holiday season, and in the first quarter of each calendar year due to increased use of media-streaming devices received as gifts during the holiday season. We may also experience higher advertising sales during the fourth quarter of each calendar year due to greater advertiser demand during the holiday season. In addition, expenditures by advertisers tend to be cyclical and discretionary in nature, reflecting overall economic conditions, the economic prospects of specific advertisers or industries, budgeting constraints and buying patterns and a variety of other factors, many of which are outside our control. While we believe these seasonal trends have affected and will continue to affect our quarterly results, our trajectory of rapid growth may have overshadowed these effects to date. We believe that our business may become more seasonal in the future and that such seasonal variations in listener behavior may result in fluctuations in our financial results.

We may require additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances. If capital is not available to us, our business, operating results and financial condition may be harmed. We may require additional capital to operate or expand our business. In addition, some of our current or future strategic initiatives, including entry into non-music content channels, such as comedy, or international markets, may require substantial additional capital resources before they begin to generate revenue. Additional funds may not be available when we need them, on terms that are acceptable to us, or at all. For example, certain potential current credit facility may contain restrictive covenants relating to our capital raising activities and other financial and operational matters, and any debt financing secured by us in the future could involve further restrictive covenants, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. In addition, volatility in the credit markets may have an adverse effect on our ability to obtain debt financing. If we do not have funds available to enhance our solutions, maintain the competitiveness of our technology and pursue business opportunities, we may not be able to service our existing listeners, acquire new listeners or attract or retain advertising customers, each of which could inhibit the implementation of our business plan and materially harm our operating results.

Expansion of our operations into non-music content may subject us to additional business, legal, financial and competitive risks. Possible expansion of our operations into delivery of non-music content stations may involve numerous risks and challenges, including increased capital requirements, new competitors and the need to develop new strategic relationships. Further, growth into these new areas may require changes to our existing business model and cost structure, modifications to our infrastructure and exposure to new regulatory and legal risks, any of which may require expertise in which we have little or no experience. There is no guarantee that we will be able to generate sufficient revenue from advertising sales associated with comedy content to offset the costs of maintaining comedy stations. To the extent we choose, in the future, to offer additional types of content beyond music and comedy, such as news, talk and other programming, we will be subject to many of these same risks.

We depend on the efforts and abilities of our sole officer and director. We currently have only one officer, Sarkis Tsaoussian. Outside demands on our officer's time may prevent him from devoting sufficient time to our operations. In addition, the demands on each of these individuals’ time will increase because of our status as a public company. Mr. Tsaoussian has limited experience in managing a public company, which may impact our ability to meet our financial and business objectives as potential investors may not want to invest in a company whose management has limited public company experience. The interruption of the services of our management could significantly hinder our operations, profits and future development, if suitable replacements are not promptly obtained.  We do not currently have any executive compensation agreements. We cannot guaranty that our management will remain with us.

The costs to meet our reporting requirements as a public company subject to the Securities Exchange Act of 1934 will be substantial and may result in us having insufficient funds to operate our business. We will incur ongoing expenses associated with professional fees for accounting and legal expenses associated with being a public company. We estimate that these costs will range up to $50,000 per year for the next few years. Those fees will be higher if our business volume and activity increases.  Those obligations will reduce and possibly eliminate our ability and resources to fund our operations and may prevent us from meeting our normal business obligations.

Our auditors have questioned our ability to continue operations as a “going concern.” Investors may lose all of their investment if we are unable to continue operations and generate revenues. We hope to obtain significant revenues from future product sales.  In the absence of significant sales and profits, we may seek to raise additional funds to meet our working capital needs, principally through the additional sales of our securities.  However, we cannot guarantee that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us. As a result, substantial doubt exists about our ability to continue as a going concern.

Our sole officer and director indirectly owns approximately 70.1% of our outstanding shares of common stock pursuant to the Share Exchange Agreement whereby il2m Global Limited was issued 125,000,000 shares of common stock post-Reverse Stock Split. This allows Sarkis Tsaoussian, our sole officer and director, to control matters requiring approval of our shareholders. Sarkis Tsaoussian holds of record 465,000 post-Reverse Stock Split shares of common stock which he acquired pursuant to the terms and provisions of the Stock Purchase Agreement. il2m Global Limited, as the sole shareholder of il2m, received 125,000,000 shares of common stock post-Reverse Stock Split pursuant to the terms and provisions of the Share Exchange Agreement. Mr. Tsaoussian is the sole officer and director and has full power and authority to control the voting and disposition of our shares held by il2m Global Limited.  Therefore, our officer and director beneficially owns, in the aggregate, approximately 70.1% of our outstanding shares of common stock.  Such concentrated control of the Company may negatively affect the price of our common stock.  In addition, our officer and director can control matters requiring approval by our security holders, including the election of directors.

Investors should not look to dividends as a source of income. In the interest of reinvesting initial profits back into our business, we do not intend to pay cash dividends in the foreseeable future.  Consequently, any economic return will initially be derived, if at all, from appreciation in the fair market value of our stock, and not as a result of dividend payments.

The trading price of our common stock on the OTC Markets will fluctuate significantly and stockholders may have difficulty reselling their shares. Our common stock commenced trades on the OTC Markets. There is a volatility associated with OTC Market securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

Additional issuance of equity securities may result in dilution to our existing stockholders. Our Articles of Incorporation, as amended, authorize the issuance of  500,000,000 shares of common stock. The Board of Directors has the authority to issue additional shares of our capital stock to provide additional financing in the future, including issuances to consultants and employees in accordance with contractual terms, and the issuance of any such shares may result in a reduction of the book value or market price of the then outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, your proportionate ownership interest and voting power will be decreased accordingly. Further, any such issuance could result in a change of control.

Because we may be subject to the “penny stock” rules, the level of trading activity in our stock may be reduced - which may make it difficult for investors to sell their shares. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If we cannot maintain our corporate culture as we grow, we could lose the innovation, teamwork and focus that contribute crucially to our business. We believe that a critical component of our success is our corporate culture, which we believe fosters innovation, encourages teamwork, cultivates creativity and promotes focus on execution. We have invested substantial time, energy and resources in building a highly collaborative team that works together effectively in a non-hierarchical environment designed to promote openness, honesty, mutual respect and pursuit of common goals. As we develop the infrastructure of a public company and continue to grow, we may find it difficult to maintain these valuable aspects of our corporate culture. Any failure to preserve our culture could negatively impact our future success, including our ability to attract and retain employees, encourage innovation and teamwork and effectively focus on and pursue our corporate objectives.

Federal, state and industry regulations as well as self-regulation related to privacy and data security concerns pose the threat of lawsuits and other liability, require us to expend significant resources, and may hinder our ability and our advertisers’ ability to deliver relevant advertising. We may collect and utilize demographic and other information, including personally identifiable information, from and about our listeners as they interact with our service. For example, to register for a iLink2Music account, our listeners must provide the following information: age, gender, zip code and e-mail address. We also may collect information from our listeners when they enter information on their profile page, post comments on other listeners’ pages, use other community or social networking features that are part of our service, participate in polls or contests or sign up to receive e-mail newsletters. Further, we and third parties use tracking technologies, including “cookies” and related technologies, to help us manage and track our listeners’ interactions with our service and deliver relevant advertising.

Various federal and state laws and regulations govern the collection, use, retention, sharing and security of the data we receive from and about our listeners. Privacy groups and government bodies have increasingly scrutinized the ways in which companies link personal identities and data associated with particular users or devices with data collected through the internet, and we expect such scrutiny to continue to increase. Alleged violations of laws and regulations relating to privacy and data security, and any relevant claims, may expose us to potential liability and may require us to expend significant resources in responding to and defending such allegations and claims. Claims or allegations that we have violated laws and regulations relating to privacy and data security have resulted and could in the future result in negative publicity and a loss of confidence in us by our listeners and our advertisers, and may subject us to fines by credit card companies and loss of our ability to accept credit and debit card payments.

Existing privacy-related laws and regulations are evolving and subject to potentially differing interpretations, and various federal and state legislative and regulatory bodies may expand current or enact new laws regarding privacy and data security-related matters. We may find it necessary or desirable to join self-regulatory bodies or other privacy-related organizations that require compliance with their rules pertaining to privacy and data security. We also may be bound by contractual obligations that limit our ability to collect, use, disclose, and leverage listener data and to derive economic value from it. New laws, amendments to or re-interpretations of existing laws, rules of self-regulatory bodies, industry standards and contractual obligations, as well as changes in our listeners’ expectations and demands regarding privacy and data security, may limit our ability to collect, use, and disclose, and to leverage and derive economic value from listener data. We may also be required to expend significant resources to adapt to these changes and to develop new ways to deliver relevant advertising or otherwise provide value to our advertisers. In particular, government regulators have proposed “do not track” mechanisms, and requirements that users affirmatively “opt-in” to certain types of data collection that, if enacted into law or adopted by self-regulatory bodies or as part of industry standards, could significantly hinder our ability to collect and use data relating to listeners. Restrictions on our ability to collect, access and harness listener data, or to use or disclose listener data or any profiles that we develop using such data, would in turn limit our ability to stream personalized music content to our listeners and offer targeted advertising opportunities to our advertising customers, each of which are critical to the success of our business.

We will incur expenses to comply with privacy and security standards and protocols imposed by law, regulation, self-regulatory bodies, industry standards and contractual obligations. Increased regulation of data utilization and distribution practices, including self-regulation and industry standards could increase our cost of operation, limit our ability to grow our operations or otherwise adversely affect our business.

If our security systems are breached, we may face civil liability and public perception of our security measures could be diminished, either of which would negatively affect our ability to attract listeners and advertisers. Techniques used to gain unauthorized access are constantly evolving, and we may be unable to anticipate or prevent unauthorized access to data pertaining to our listeners, including credit card and debit card information and other personally identifiable information. If an actual or perceived breach of security occurs of our systems or a vendor’s systems, we may face civil liability and public perception of our security measures could be diminished, either of which would negatively affect our ability to attract listeners, which in turn would harm our efforts to attract and retain advertisers. We also would be required to expend significant resources to mitigate the breach of security and to address related matters.

We cannot control the actions of third parties who may have access to the listener data we collect. The integration of the iLink2Music service with applications provided by third parties represents a significant growth opportunity for us, but we may not be able to control such third parties’ use of listeners’ data, ensure their compliance with the terms of our privacy policies, or prevent unauthorized access to, or use or disclosure of, listener information, any of which could hinder or prevent our efforts with respect to growth opportunity.

Any failure, or perceived failure, by us to maintain the security of data relating to our listeners and employees, to comply with our posted privacy policy, laws and regulations, rules of self-regulatory organizations, industry standards, and contractual provisions to which we may be bound, could result in the loss of confidence in us, or result in actions against us by governmental entities or others, all of which could result in litigation and financial losses, and could potentially cause us to lose listeners, advertisers, revenue, and employees.

If we fail to detect click fraud or other invalid clicks on ads, we could lose the confidence of our advertisers, which would cause our business to suffer. Our business relies on delivering positive results to our advertising customers. We are exposed to the risk of fraudulent and other invalid clicks or conversions that advertisers may perceive as undesirable. A major source of invalid clicks could result from click fraud where a listener intentionally clicks on ads for reasons other than to access the underlying content of the ads. If fraudulent or other malicious activity is perpetrated by others and we are unable to detect and prevent it, or if we choose to manage traffic quality in a way that advertisers find unsatisfactory, the affected advertisers may experience or perceive a reduced return on their investment in our advertising products, which could lead to dissatisfaction with our advertising programs, refusals to pay, refund demands or withdrawal of future business. This could damage our brand and lead to a loss of advertisers and revenue.

Our success depends on our listeners’ continued high-speed access to the internet and wireless devices and the continued reliability of the related infrastructure.  Because our service is designed primarily to work over the internet, our revenue growth depends on our listeners’ low cost, high-speed access to the internet, as well as the continued maintenance and development of the internet infrastructure, including the wireless internet infrastructure. The future delivery of our service will depend on third-party internet service providers and wireless telecommunication companies expanding high-speed internet access and wireless networks, maintaining reliable networks with the necessary speed, data capacity and security, and developing complementary products and services for providing reliable and timely wired and wireless internet access and services. The success of our business depends directly on the continued accessibility, maintenance and improvement of the internet and, in particular, access to the internet through wireless infrastructure, to permit high-quality streaming of content and provides a convenient and reliable platform for customer interaction. All of these factors are outside of our control.

To the extent that the internet and the wireless internet infrastructure continue to experience an increasing number of listeners, frequency of use and expanding bandwidth requirements, the internet and wireless networks may become congested and unable to support the demands placed on them, and their performance and reliability may decline. In addition, the wireless communications companies that provide our listeners with access to the internet through wireless networks may raise their rates or impose data usage limits, which could cause our listeners to decrease their usage of our service or our listenership to decline. Any future internet or wireless network outages, interruptions, bandwidth constraints, rate increases or data usage limits could adversely affect our ability to provide service to our listeners and advertising customers.

Government regulation of the internet is evolving, and unfavorable developments could have an adverse effect on our operating results. We are subject to general business regulations and laws, as well as regulations and laws specific to the internet. Such laws and regulations cover taxation, user privacy, data collection and protection, copyrights, electronic contracts, sales procedures, automatic subscription renewals, credit card processing procedures, consumer protections, broadband internet access and content restrictions. We cannot guarantee that we have been or will be fully compliant in every jurisdiction, as it is not entirely clear how existing laws and regulations governing issues such as privacy, taxation and consumer protection apply to the internet. Moreover, as internet commerce continues to evolve, increasing regulation by federal, state and foreign agencies becomes more likely. The adoption of any laws or regulations that adversely affect the popularity or growth in use of the internet, including laws limiting internet neutrality, could decrease listener demand for our service offerings and increase our cost of doing business. Future regulations, or changes in laws and regulations or their existing interpretations or applications, could also hinder our operational flexibility, raise compliance costs and result in additional historical or future liabilities for us, resulting in adverse impacts on our business and our operating results.

We rely on third parties to provide software and related services necessary for the operation of our business.  We incorporate and include third-party software into and with our applications and service offerings and expect to continue to do so. The operation of our applications and service offerings could be impaired if errors occur in the third-party software that we use. It may be more difficult for us to correct any defects in third-party software because the development and maintenance of the software is not within our control. Accordingly, our business could be adversely affected in the event of any errors in this software. There can be no assurance that any third-party licensors will continue to make their software available to us on acceptable terms, to invest the appropriate levels of resources in their software to maintain and enhance its capabilities, or to remain in business. Any impairment in our relationship with these third-party licensors could harm our ability to maintain and expand the reach of our service, increase listener hours and sell advertising each of which could harm our operating results, cash flow and financial condition.

The impact of worldwide economic conditions, including the effect on advertising budgets and discretionary entertainment spending behavior, may adversely affect our business and operating results. Our financial condition could be affected by worldwide economic conditions and their impact on advertising spending. Expenditures by advertisers generally tend to reflect overall economic conditions, and to the extent that the economy continues to stagnate, reductions in spending by advertisers could have a serious adverse impact on our business. In addition, we provide an entertainment service and payment for our service may be considered discretionary on the part of some of our current and prospective subscribers or listeners. To the extent that overall economic conditions reduce spending on discretionary activities, our ability to retain current and obtain new listeners could be hindered and negatively impact our business.

Our business is subject to the risks of earthquakes, fires, floods and other natural catastrophic events and to interruption by man-made problems such as computer viruses or terrorism. Our systems and operations are vulnerable to damage or interruption from earthquakes, fires, floods, power losses, telecommunications failures, terrorist attacks, acts of war, human errors, break-ins or similar events. For example, a significant natural disaster, such as an earthquake, fire or flood, could have a material adverse impact on our business, operating results and financial condition, and our insurance coverage may be insufficient to compensate us for losses that may occur. Our principal executive offices are located in the San Francisco Bay Area, a region known for seismic activity. In addition, acts of terrorism could cause disruptions in our business or the economy as a whole. Our servers may also be vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with our computer systems, which could lead to interruptions, delays, loss of critical data or the unauthorized disclosure of confidential customer data. We currently have very limited disaster recovery capability, and our business interruption insurance may be insufficient to compensate us for losses that may occur. As we rely heavily on our servers, computer and communications systems and the internet to conduct our business and provide high quality service to our listeners, such disruptions could negatively impact our ability to run our business, result in loss of existing or potential listeners and advertisers and increased maintenance costs, which would adversely affect our operating results and financial condition.

MANAGEMENT DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

IL2M INTERNATIONAL CORP.

Results of Operations

The Share Exchange Agreement results in the treatment of the Company and its wholly-owned subsidiary as entities under common control, which reflects il2m Inc. from October 17, 2014 (inception) to February 28, 2014 and il2m International Corp., our wholly-owned subsidiary from January 9, 2014 (the date of the Share Exchange Agreement) to February 28, 2014. The prior operations for accounting purposes are deemed to be those of the accounting acquirer, which differs from the legal acquirer.

The following table presents the statement of operations for the period from October 17, 2013 (inception) to February 28, 2014 and for the three months ended February 28, 2014.

	For Three Months Ended February 28, 2014	For Period from October 17, 2013 (inception) to February 28, 2014

Revenues	$-	$-

Total Operating Expenses	667,698	881,966

Total Other Income (Expense)	(2,875,924)	(2,876,512)

Net Loss	$(3,543,622)	$(3,758,478)

Net loss per share - basic and diluted	$(0.02)	$(0.03)

For the Period from October 17, 2013 (inception) to February 28, 2014

Total Revenues. For the period from October 17, 2013 (inception) to February 28, 2014, we did not generate any revenue.

Operating Expenses. Operating expenses for the period from October 17, 2013 (inception) to February 28, 2014 were $881,966. For the period from October 17, 2013 (inception) to February 28, 2014, we incurred: (i) consulting expense of $527,314; (ii) professional expense of $28,262; (iii) advertising expense of $3,558; (iv) in kind contribution of services of $184,932; and (v) general and administrative of $137,900. Operating expenses substantially increased due to the increases in consulting expense, in kind contribution of services and general and administrative based on the increased scope and scale of our business operations, including the commencement of construction on our commercial radio station and the engagement of consultants.

Other Income (Expenses).  Other expenses for the period from October 17, 2013 (inception) to February 28, 2014 were ($2,876,512). Other expenses consisted of: (i) change in fair value of embedded derivative liability of $23,246,071; (ii) amortization of debt discount of $48,658; and (iii) interest expense of $5,104 (which was offset by other income of $20,423,321 in gain on debt extinguishment) resulting in net other expenses of $2,876,512. Based on the Reverse Stock Split and in the best interests of our shareholders, we amended the terms of that certain convertible note to change the conversion price from $0.0001 per share to $0.001 per share. This effectively represented debt instruments being exchanged with substantially different terms and applied debt extinguishment accounting resulting in $20,423,321 gain on extinguishment of debt and expensing the remaining debt discount of $48,658. See " -- Material Commitments".

Net Loss. Therefore, our net loss for the period from October 17, 2013 (inception) to February 28, 2014 was ($3,758,478) or per share of ($0.03). Net loss generally increased primarily due to the recording of the change in fair value of embedded derivative liability of $23,246,071 and increase in operating expenses.

The weighted average number of shares outstanding during the period from October 17, 2013 (inception) to February 28, 2014 was 139,369,963 (which takes into consideration the Reverse Stock Split).

Three Months Ended February 28, 2014

Total Revenues. For the three months ended February 28, 2014, we did not generate any revenue.

Operating Expenses. Operating expenses for the three months ended February 28, 2014 were $667,698. For the three months ended February 28, 2014, we incurred: (i) consulting expense of $375,107; (ii) professional expense of $12,556; (iii) advertising expense of $3,558; (iv) in kind contribution of services of $184,932; and (v) general and administrative of $91,545. Operating expenses increased due to the increases in consulting expense, in kind contribution of services and general and administrative based on the increased scope and scale of our business operations, including the commencement of construction on our commercial radio station and the engagement of consultants.

Other Income (Expenses).  Other expenses for the three months ended February 28, 2014 was ($2,875,924). Other expenses consisted of: (i) change in fair value of embedded derivative liability of $23,246,071; (ii) amortization of debt discount of $48,658; and (iii) interest expense of $4,516 (which was offset by other income of $20,423,321 due to gain on debt extinguishment) resulting in net other expenses of ($2,875,924). Based on the Reverse Stock Split and in the best interests of our shareholders, we amended the terms of that certain convertible note to change the conversion price from $0.0001 per share to $0.001 per share. This effectively represented debt instruments being exchanged with substantially different terms and applied debt extinguishment accounting resulting in $20,423,321 gain on extinguishment of debt and expensed the remaining debt discount of $48,658.

Net Loss. Therefore, our net loss for the three months ended February 28, 2014 was ($3,543,622) or per share of ($0.02). Net loss increased primarily due to the recording of the change in fair value of the embedded derivative liability of $23,246,071 and increase in operating expenses.

The weighted average number of shares outstanding during the three month period ended February 28, 2014 was 146,635,674 (which takes into consideration the Reverse Stock Split).

Capital Resources and Liquidity

As of February 28, 2014, our current assets were $300 and our current liabilities were $732,458, which resulted in a working capital deficit of $732,158.

As of February 28, 2014, our current assets were comprised of $300 in loan receivable. As of February 28, 2014, our total assets were $48,722 comprised of: (i) current assets of $300; (ii) $14,535 in security deposit; (iii) $14,535 in prepaid rent; and (iv) $19,352 in property and equipment, net.

As of February 28, 2014, our current liabilities were comprised of: (i) $108,727 in accounts payable and accrued expenses; (ii) $2,803 in deferred rent; (iii) $100 in note payable; (iv) $598,328 in amount due to related party; and (v) $22,500 in note payable - convertible. As of February 28, 2014, our total liabilities were comprised of: (i) current liabilities of $732,458; and (ii) deferred rent of $39,817. The increase in total liabilities was primarily due to the amounts due to related party of $598,328. A foreign Company, which is controlled by our President/Chief Executive Officer and a related party, paid operating expenses on our behalf and the amount is treated as amount due to related party, which is non-interest bearing and due on demand.

Stockholders’ deficit was ($723,553) as of February 28, 2014.

Cash Flows from Operating Activities. We have not generated positive cash flows from operating activities due to a lack of a source of revenues. For the period from October 17, 2013 (inception) to February 28, 2014, net cash flows used in operating activities was $575,405. Net cash flows used in operating activities consisted primarily of a net loss of $3,758,478, which was adjusted by $1,926 in amortization/depreciation expense, $2,510 in stock issued for services-related party, $184,932 for in kind contribution of services, $4,535 for in kind contribution of interest, $23,294,729 in change in fair value of derivative liability, ($20,423,321) in gain on extinguishment of debt, and $42,620 in deferred rent payable. Net cash flows used in operating activities was further changed by an increase in accounts payable and accrued expenses of $104,212 and of $29,070 in prepaid expenses.

Cash Flows from Investing Activities. For the period from October 17, 2013 (inception) to February 28, 2014, net cash flows used in investing activities was $21,278 relating to payments for property and equipment.

Cash Flows from Financing Activities. We have financed our operations primarily from debt or the issuance of equity instruments. For the period from October 17, 2013 (inception) to February 28, 2014, net cash flows provided from financing activities was $596,683 consisting of proceeds from loan payable - related party.

Plan of Operation and Funding

We expect that working capital requirements will continue to be funded through a combination of our existing funds and future generation of revenues. Our working capital requirements are expected to increase in line with the growth of our business. Our principal demands for liquidity are to increase capacity, marketing, and general corporate purposes. We intend to meet our liquidity requirements, including capital expenditures related to the purchase of equipment, and the expansion of our business, through cash flow provided by operations and funds raised through proceeds from the issuance of debt or equity. Existing working capital, further advances and debt instruments, and anticipated cash flow are expected to be adequate to fund our operations over the next six months. We have no lines of credit or other bank financing arrangements. We may finance expenses with further issuances of securities and debt issuances. Any additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all.

Material Commitments

Convertible Notes

On January 9, 2014, we issued a convertible promissory note in the amount of $52,500. The note was bearing an interest at a rate of 3% per annum and is due on September 30, 2014. The note can be converted into shares of our common stock at a conversion price to $0.0001 per share.

On January 20, 2014, we amended the terms of the convertible note agreement to change the conversion price from $0.0001 per share to $0.001 per share. We determined that since the conversion price of the debt was increased from $0.0001 per share to $0.001 per share, this effectively represented debt instruments being exchanged with substantially different terms and applied debt extinguishment accounting, resulting in a $20,423,321 gain on extinguishment of debt and expensed the remaining debt discount of $48,658.

On January 23, 2014, $52,500 of the principal balance of the convertible note was converted into 52,500,000 shares of common stock. As of February 28, 2014, the Company has accrued interest of $1,088.

On January 9, 2014, we issued a convertible promissory note in the amount of $22,500. The note is non-interest bearing and due on demand.  The note can be converted into shares of our common stock at a conversion price to $0.0001 per share. The price per share was subsequently adjusted to $0.001 per share to reflect the 1 for 10 reverse common stock split effectuated on January 9, 2014. As of February 28, 2014, the principle balance remained at $22,500.

Loans Payable

For the period from October 17, 2013 (inception) to February 28, 2014, a foreign Company (the “Foreign Company”) which is a company controlled by our President/Chief Executive Officer, paid operating expenses on our behalf totaling $576,085.  The amount is treated as loan payable – related party which is non-interest bearing and due on demand. We recorded a total of $4,535 in imputed interest as an in-kind contribution for the period from October 17, 2013 (inception) to February 28, 2014.

For the period from October 17, 2013 (inception) to February 28, 2014, our President/Chief Executive Officer paid operating expenses on our behalf totaling $21,349. The amount is treated as loan payable – related party which is non-interest bearing and due on demand.

For the period from October 17, 2013 (inception) to February 28, 2014, a related party paid expenses on behalf of the Company totaling $894. The amount is treated as loan payable - related party which is non-interest bearing and due on demand.

As of March 27, 2014, the Foreign Company paid operating expenses on our behalf totaling $722,833. The amount is treated as loan payable – related party which is non-interest bearing and due on demand.

Convertible Notes - Related Party

A foreign Company, which is a company controlled by our President/Chief Executive Officer, paid operating expenses on our behalf. Therefore, we issued the following notes:

•
On March 14, 2014, we entered into a convertible note with a foreign Company (the “Foreign Company”) which is a majority shareholder and is owned by our President/Chief Executive Officer. The Foreign Company advanced $100,000, which is non-interest bearing, unsecured and due on June 14, 2014. The note holder may convert the note into 400,000 shares of common stock with a par value of $0.0001 per share with the conversion price of $0.25 per share.  The note is due June 14, 2014; however, the parties have verbally agreed to extend the due date two months from the due date thus making the due date August 14, 2014.

•
On March 14, 2014, we entered into a convertible note with the Foreign Company, which is a majority shareholder and is owned by our President/Chief Executive Officer. The Foreign Company advanced $125,000, which is non-interest bearing, unsecured and due on June 14, 2014. The note holder may convert the note into 500,000 shares of common stock with a par value of $0.0001 per share with the conversion price of $0.25 per share. The note is due June 14, 2014; however, the parties have verbally agreed to extend the due date two months from the due date thus making the due date August 14, 2014.

•
As of March 27, 2014, a foreign corporation (the “Foreign Corporation”) which is a Company controlled by the Company’s Chief Executive Officer paid operating expenses on behalf of the Company totaling $722,833. The amount is treated as loan payable – related party which is non-interest bearing and due on demand. On March 14, 2014, the Company entered into a 231,000 Canadian dollars of note payable with the foreign corporation in exchange for funds received from the loan payable – related party totaling $207,233. The note payable is unsecured, bearing 5% interest per annum and due on July 1, 2014. The principal balance is currently outstanding and considered due on demand. On March 27, 2014, the Company entered into a $515,600 of convertible note payable with the foreign corporation in exchange for funds received from the loan payable – related party totaling $515,600, which is non-interest bearing, unsecured and due on demand. The convertible note can be converted into the Company’s common stock at a par value of $0.0001 per share with the conversion price of the lesser of $0.10 per share or 50% of the average trading price of the Company’s common stock on the OTCQB Markets for the five days preceding the date of conversion.

•
On May 2, 2014, we entered into a $37,500 convertible note payable with an unrelated party, which is unsecured, bearing 8% interest per annum and due on February 7, 2015. The convertible note can be converted into the Company’s common stock at a conversion rate of 58% multiplied by the market price. Market price means the average of the lowest three trading prices for common stock during the ten trading day period ending on the latest complete trading day prior to the conversion date. Trading price means for any security as of any date, the closing bid price on the OTCQB Markets. The conversion price may be adjusted for other events.

•
On June 6, 2014, we entered into a $62,750 convertible note payable with an unrelated party, which is unsecured, bearing 8% interest per annum and due on March 6, 2015. The convertible note can be converted into the Company’s common stock at a conversion rate of 55% multiplied by the market price. Market price means the average of the lowest two trading prices for common stock during the twenty-five trading day period ending on the latest complete trading day prior to the conversion date. Trading price means for any security as of any date, the closing bid price on the OTCQB Markets. The conversion price may be adjusted for other events.

•
On June 9, 2014, we entered into a $100,000 convertible note payable with an unrelated party, which is unsecured, bearing 12% interest per annum and due on December 19, 2014. The convertible note can be converted into the Company’s common stock at a conversion price at a 50% discount to the average of the three lowest trades on the previous twenty trading days to the date of conversion, or 50% discount to the average of the three lowest trades on the previous twenty trading days that would be obtained if the conversion were to be made on the date that this note was executed.

•
On June 24, 2014, we entered into a $37,500 convertible note payable with an unrelated party, which is unsecured, bearing 8% interest per annum and due on March 26, 2015. The convertible note can be converted into the Company’s common stock at a conversion rate of 58% multiplied by the market price. Market price means the average of the lowest three trading prices for common stock during the ten trading day period ending on the latest complete trading day prior to the conversion date. Trading price means for any security as of any date, the closing bid price on the OTCQB Markets. The conversion price may be adjusted for other events.

•
On June 30, 2014, we entered into an $85,000 convertible note payable with an unrelated party, which is unsecured, non-interest bearing and due on demand. The convertible note can be converted into the Company’s common stock by dividing the aggregate principal amount borrowed by the lowest of either: (i) $0.10 per share; or (ii) 50% of the average trading price of the Company’s common stock on the OTCQB Markets for the five days preceding the date of conversion.

The debt holders are entitled, at their option, to convert all or part of the principal and accrued interest into shares of our common stock at the conversion prices and terms discussed above. We classified embedded conversion features in these notes as a derivative liability due to management’s assessment that we may not have sufficient authorized number of shares of common stock required to net-share settle. We identified conversion features embedded within convertible debt. We have determined that the features associated with the embedded conversion option should be accounted for at fair value as a derivative liability as we could not determine if a sufficient number of shares would be available to settle all transactions.

The fair value of the conversion feature is summarized as follows:

Derivative Liability - January 9, 2014	$11,575,250
Change in the fair value of embedded derivative liability	(2,822,750)
Reclassification of derivative liability associated with convertible debt	(8,752,500)

Derivative Liability - February 28, 2014	$-0-

We recorded a derivative expense of $23,246,071 for the period from October 17, 2013 (inception) to February 28, 2014.

The fair value at the commitment and re-measurement dates for our derivative liabilities were based upon the following management assumptions:

	Commitment Date	Re-measurement Date

Expected dividends:	0%	0%
Expected volatility:	203.66 - 204.70%	243.61-248.65%
Expected term:	1 Year	1 Year
Risk free interest rate:	0.11%	0.11-0.13%

Purchase of Significant Equipment

We do not intend to purchase any significant equipment during the next twelve months.

Off-Balance Sheet Arrangements

As of the date of this Current Report, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Going Concern

The independent auditors' report accompanying our December 31, 2013 financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements for the period from October 17, 2013 (inception) to December 31, 2013 reference in note 2 our ability to continue as a going concern. The financial statements have been prepared "assuming that we will continue as a going concern," which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business. We have suffered recurring losses from operations, have a working capital deficit and are currently in default of the payment terms of certain note agreements. These factors raise substantial doubt about our ability to continue as a going concern.

IL2M INC.

Results of Operation

The following presents the statement of operations for the period from October 17, 2013 (inception) to December 31, 2013.

Total Revenues. For the period from October 17, 2013 (inception) to December 31, 2013, il2m did not generate any revenue.

Operating Expenses. Operating expenses for the period from October 17, 2013 (inception) to December 31, 2013 were $461,814. For the period from October 17, 2013 (inception) to December 31, 2013, il2m incurred: (i) consulting expense of $255,864; (ii) professional fees of $7,907; (iii)in-kind contribution of services of $104,110; and (iv) general and administrative of $93,933.

Other Income (Expenses).  Other expenses for the period from October 17, 2013 (inception) to December 31, 2013 were $1,528 consisting of interest expense.

Net Loss. Therefore, il2m net loss for the period from October 17, 2013 (inception) to December 31, 2013 was ($463,342) or per share of ($46.34). The weighted average number of shares outstanding during the period from October 17, 2013 (inception) to December 31, 2013 was 10,000.

Capital Resources and Liquidity

As of December 31, 2013, il2m current assets were $13,302 and current liabilities were $392,431, which resulted in a working capital deficit of $379,129.

As of December 31, 2013, il2m current assets were comprised of $13,302 in prepaid expenses.  As of December 31, 2013, our total assets were $62,711 comprised of: (i) current assets of $13,302; (ii) $20,339 in property and equipment, net, (iii) $14,535 in security deposit; and (iv) $14,535 in prepaid rent.

As of December 31, 2013, il2m current liabilities were comprised of: (i) $9,641 in accounts payable and accrued expenses; (ii) $2,803 in deferred rent payable; and (iii) $379,987 in amount due to related parties.  As of December 31, 2013, il2m total liabilities were comprised of: (i) current liabilities of $392,431; and (ii) deferred rent of $28,265.

Stockholders’ deficit was ($357,985) as of December 31, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership Chart

The following table sets forth certain information, as of the date of this Current Report, with respect to the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of the date of this Current Report, there are 178,211,500 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership
Directors and Officers:
Sarkis Tsaoussian 3500 West Olive Avenue Suite 810 Burbank, California 91505	465,000	nil	%

All executive officers and directors as a group (1 person)	465,000	nil	%

Beneficial Shareholders Greater than 10%
il2m Global Limited (2) Caye Financial Center, Corner Coconut Drive & Hurricane Way, 3rd Floor, San Pedro, Ambergris Caye, Belize, Central America	125,000,000	70.1%

*	Less than one percent.

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Current Report. As of the date of this Current Report, there are 88,650,000 shares issued and outstanding.

(2)	Sarkis Tsaoussian is the sole officer and director of il2m Global Limited and, thus, has sole dispositive and voting power over the shares held of record by il2m Global Limited.

EXECUTIVE OFFICERS AND DIRECTORS

The Company refers to Item 1.01 and Item 3.02 above concerning the change in control.

On November 15, 2013, there was a change in control of Dynamic Nutra Enterprises Holdings Inc., a Company organized under the laws of the State of Nevada (the "Company").

In accordance with the terms and provisions of that certain affiliate stock purchase agreement dated October 30, 2013 (the ("Stock Purchase Agreement") by and between Donna Cashwell, an equity holder of 65% of the total issued and outstanding shares of common stock of the Company ("Cashwell"), and Sarkis Tsaoussian ("Tsaoussian"), Tsaoussian purchased from Cashwell all of the 4,650,000 shares of common stock held of record by Cashwell.

Therefore, in accordance with the terms and provisions of the Stock Purchase Agreement, the Company accepted the resignations of all of its officers and directors effective November 13, 2013 as follows: (i) Richard Wheeler as its President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer and a member of the Board of Directors; and (ii) Luke Quinn as a member of the Board of Directors. Simultaneously, the Board of Directors appointed Sarkis Tsaoussian as the sole member of the Board of Directors and as the President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer.

Biography. Sarkis A. Tsaoussian is a dynamic, engaging and visionary leader with numerous achievements.  He is a seasoned senior executive and entrepreneur with over twenty years of senior level management experience in a variety of different industries.  In 1993, Mr. Tsaoussian joined Pizza Donini Inc. as a field supervisor and progressed through more responsible positions serving as secretary treasurer and director of Pizza Donini.com Inc. From January 1994 until in May 1997, he was appointed as president and chief operations officer. Pizza Donini Inc. was once a major player in the Montreal food industry having an average of thirty stores at any given time and was one of the first restaurant chains to implement the one number system for pizza delivery.  Mr.  Tsaoussian led the creation of Pizza Donini Inc.'s first bilingual website and was in complete charge of the chain’s call centre that employed close to forty agents, including the IT department, human resources. He also managed all on-going programming related to the call centre’s main frames and was a facilitator in franchisee/franchisor relations.  In 2004, Mr. Tsaoussian resigned from Pizza Donini Inc.

In late 2004, Mr. Tsaoussian incorporated a holding company that would soon own and operate three reputable dry-cleaning locations mainly serving high profile businessmen and women in the greater Montreal area.  Within a six month period, Mr. Tsaoussian upgraded all equipment to state-of-the-art technologically advanced computerized machinery capable of handling five times more volume.  By improving the cleaning and pressing, he increased all production within one year and also created a then non-existent wholesale division servicing many independent counters. Mr. Tsaoussian also renovated all customer areas and computerized cash registers, further increasing profitability by reducing cost. Over the next two to three years, he successfully sold all of the dry cleaning stores in order to return to the restaurant industry.

In 2008, Mr. Tsaoussian was appointed president of Pizza Nova Quebec Inc., reporting to the president of Pizza Nova Restaurants Limited, a pizza chain with over 120 franchised locations in the greater Toronto area. Within a three to four month period, Mr. Tsaoussian successfully re-opened five Pizza Nova restaurant locations in and around Montreal and built a complete functioning one-number call centre/central order processing department from the ground-up that was capable of servicing eight restaurants and employing six customer service agents with the technological foundation to grow tenfold effortlessly with minimal time and investment. Mr. Tsaoussian hired six field managers and roughly twelve employees per location, set-up payroll through ADP, controlled store inventory and supplier purchases on a weekly basis via computer software linked to a point of sale system, organized direct marketing campaigns and customer appreciation days at the store level for kids; designed delivery menus, created pizza promotions tailored for the Quebec market, set-up flyer mailings with the post office, handled all day to day operations hands-on by delegating multiple tasks to employees and reviewing them afterwards on a daily/weekly basis. He also put together a franchising package and hired staff to start screening individuals interested in becoming Quebec franchisees.

In 2009, Mr. Tsaoussian founded Montreal Pizza Boys Restaurants Inc.  He created and implemented the entire concept/franchise system within a two month period and successfully converted six existing pizzerias in the greater Montreal area to the Montreal Pizza Boys banner in an additional six week period. He further built a complete functioning one-number call centre/central order processing department from the ground-up within a five day span that was capable of servicing ten restaurants and employing eight customer service agents with the technological foundation to grow tenfold effortlessly with minimal time and investment and set-up all suppliers and created a reporting system to control day to day operations.

From June 2010 to September 2012, Mr. Tsaoussian owned, administered and operated his final restaurant venture known as Gourmet Pizzeria in the heart of old Montreal.  It catered to a variety of tourists, surrounding business’, private parties and gatherings of all occasions, operated with a complete restaurant/bar license with an outdoor terrace and seating capacity of 120 guests, including two bars.  At September 2012, Mr. Tsaoussian sold the business in order to dedicate all of his time to il2m Inc. and ilink2music.com.  This was an idea he had started working on during the months of February/March of 2010.  Since then, he has been dedicating himself exclusively on building the right infrastructure/team in order to make this venture into a great success.

Mr. Tsaoussian is also a musician/keyboardist with extensive live stage and studio experience. He started playing the accordion at the age of five, and then moved on to piano and organ. By the age of thirteen, Mr. Tsaoussian was sharing the stage with choirs and a multitude of accomplished classical musicians, playing the pipe-organ. Music was a passion, whether it was Latin, Mediterranean, and American. He decided to part with classical music a year later and started performing as a pop keyboardist.  Over the next twenty years he organized, promoted, participated and performed for numerous events and fund-raising functions at several community centers and venues, particularly the ethnic and Mediterranean ones all over North America and even Europe.  In addition, he took complete charge of all music entertainment programs, sound systems and performed alongside a variety of musicians and vocalists from around the globe giving him priceless international music experience while simultaneously teaching him the fundamental importance of relationships.

BOARD COMMITTEES

Audit Committee. The Company intends to establish an audit committee of the Board of Directors, which will consist of independent directors, of which at least one director will qualify as a qualified financial expert as defined in Item 407(d) (5) (ii) of Regulation S-K. The audit committee’s duties would be to recommend to the Board of Directors the engagement of independent auditors to audit the Company’s financial statements and to review its accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls.  The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. The Company intends to establish a compensation committee of the Board of Directors.  The compensation committee would review and approve the Company’s salary and benefits policies, including compensation of executive officers.  The compensation committee would also administer any stock option plans and recommend and approve grants of stock options under such plans.

STOCK INCENTIVE PLANS

The Company currently does not have any stock incentive plan adopted.  The Company may adopt a stock incentive plan in the future in order to further the growth and general prosperity of the Company by enabling our employees, contractors and service providers to acquire its common stock, increasing their personal involvement in the Company and thereby enabling the Company to attract and retain its employees, contractors and service providers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

With the exception of the below, there were no transactions with any related persons (as that term is defined in Item 404 in Regulation SK) since the beginning of the Company’s last two fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved which the amount exceeds the lesser of $120,000 or one percent of the average of the Company's assets at year end for the last two completed fiscal years, and in which any related person had a direct or indirect material interest.

Except as disclosed below, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our common stock; or
(D)
Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

For the period from October 17, 2013 (inception) to December 31, 2013, the Officer of the Company contributed services having a fair value of $104,110.

For the period from October 17, 2013 (inception) to December 31, 2013, a foreign corporation (the “Foreign Corporation”) which is a Company controlled by the Company’s Chief Executive Officer paid operating expenses on behalf of the Company totaling $356,809. The amount is treated as loan payable – related party which is non-interest bearing and due on demand. The Company recorded a total of $1,237 in imputed interest as an in-kind contribution for the period from October 17, 2013 (inception) to December 31, 2013.

For the period from October 17, 2013 (inception) to December 31, 2013, the Officer of the Company paid operating expenses on behalf of the Company totaling $22,284. The amount is treated as loan payable – related party which is non-interest bearing and due on demand.

For the period from October 17, 2013 (inception) to December 31, 2013, a related party paid operating expenses on behalf of the Company totaling $894. The amount is treated as loan payable – related party which is non-interest bearing and due on demand.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

SHARE EXCHANGE AGREEMENT

We issued an aggregate of 125,000,000 post-Reverse Stock split shares of our restricted common stock at a per share price of $0.00000008 to the shareholder of il2m in accordance with the terms and provisions of the Share Exchange Agreement. The shares were issued in a private transaction in exchange for the acquisition by us of 100% of the total issued and outstanding shares of common stock of il2m. The shares were issued to one non-United States resident in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The il2m shareholder acknowledged that the securities to be issued have not been registered under the Securities Act, that it understood the economic risk of an investment in the securities, and that it had the opportunity to ask questions of and receive answers from our management concerning any and all matters related to acquisition of the securities.

CONVERSION OF CONVERTIBLE NOTE

On January 23, 2014, we issued an aggregate of 52,500,000 shares of our common stock to certain entities in connection with the conversion of debt in the amount of $52,500. The debt is evidenced by that certain 3% convertible promissory note dated May 17, 2013 in the principal amount of $52,500 (the "Convertible Note") issued by us to Asia Capital Markets Limited LLC ("Asia Capital"). The Convertible Note was subsequently acquired by Gatehouse Financial Limited ("Gatehouse") from Asia Capital in accordance with the terms and provisions of that certain debt purchase agreement dated November 15, 2013 between Asia Capital and Gatehouse (the "Debt Purchase Agreement") as part of a transaction involving acquisition of and change in control of the Corporation. Subsequently, in accordance with the terms and provisions of that certain assignment of convertible note dated January 20, 2014 (the "Assignment"), Gatehouse sold and assigned a portion of its right, title and interest in and to the Convertible Note to separate assignees, which assignees all paid consideration to Gatehouse for the purchase of their respective interest. We received those certain notices of conversion and the Board of Directors authorized the issuance of the aggregate 52,500,000 shares of common stock to the separate assignees. The shares were issued in a private transaction in exchange for the acquisition by us of 100% of the total issued and outstanding shares of common stock of il2m. The shares were issued to approximately nine non-United States residents in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The assignees acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from our management concerning any and all matters related to acquisition of the securities.

DESCRIPTION OF SECURITIES

The following description of our securities and provisions of our articles of incorporation and bylaws is only a summary.  The Company refers to the copies of its articles of incorporation and bylaws, copies of which have been incorporated by reference as exhibits to this Current Report on Form 8-K.  The following discussion is qualified in its entirety by reference to such exhibits. Management of the Company has access to all corporate books and records, including transfer agent records.

Authorized Capital Stock

The total number of stock authorized that may be issued by the Company is 500,000,000 shares of common stock, par value $0.0001, and 10,000,000 shares of preferred stock with a par value of $0.0001 per share.

Capital Stock Issued and Outstanding

After giving effect to the Share Exchange Agreement, the Company’s issued and outstanding securities, on a fully diluted basis, are as follows:

●	67,733,539 shares of common stock; approximately 70.1% of which shares are held by il2m Global Limited issued pursuant to the Share Exchange Agreement;

●	No shares of preferred stock;

●	No options to purchase any capital stock or securities convertible into capital stock; and

●	No warrants to purchase any capital stock or securities convertible into capital stock.

As of the date of this Current Report, there are more than 300 shareholders of record.

Description of Common Stock

The holders of common stock are entitled to one vote per share. The Company’s Articles of In do not provide for cumulative voting.  The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds; however, the current policy of the Board of Directors is to retain earnings, if any, for operations and growth.  Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution.  The holders of common stock have no preemptive, subscription, redemption or conversion rights.

Description of Preferred Stock

Preferred Stock

Our Board of Directors has the authority, within the limitations and restrictions in our articles of incorporation, to issue 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including voting rights, of the holders of our common stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock. We currently have no plans to issue any shares of preferred stock.

Market Price and Dividends

il2m Inc. is, and has always been a privately-held company. There is not, and never has been, a public market for the securities of il2m. Our common stock commenced quotation on the OTC QB (the “OTCQB”) on May 31, 2012 and currently trades under the symbol "ILIM". The OTCQB is a quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities. An OTCQB equity security generally is any equity that is not listed or traded on a national securities exchange. The OTCQB is generally considered to be a less active and efficient market than the NASDAQ Global Market, the NASDAQ Capital Market or any national exchange and will not provide investors with the liquidity that the NASDAQ Global Market, the NASDAQ Capital Market or a national exchange would offer.

Dividends may be declared and paid out of legally available funds. Shares of one class or series of securities may not be issued as a share dividend to shareholders of another class or series unless approved by a majority of the shareholders.  We have not previously paid any cash dividends on our common stock and does not anticipate or contemplate paying dividends on its common stock in the foreseeable future. We currently intend to utilize all available funds to develop our business.  We can give no assurances that it will ever have excess funds available to pay dividends.

As of the date of this Current Report, there are 42,979,539 outstanding shares of our common stock that are restricted securities as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) of which 7,012,461 shares are reserved. Although the Securities Act and Rule 144 place certain prohibitions on the sale of restricted securities, restricted securities may be sold into the public market under certain conditions.

Any significant downward pressure on the price of our common stock as the shareholders sell their shares of the Company's common stock could encourage short sales by the selling shareholders or others. Any such sales could place further downward pressure on the price of the Company's common stock.

Holders of Capital Stock

As of the date of this Report, there are more than 300 holders of our common stock.

Dividends

The Registrant has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Registrant's business.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

Indemnification of Directors and Officers

Under Nevada law, a Company may indemnify its directors, officers, employees and agents under certain circumstances, including indemnification of such persons against liability under the Securities Act of 1933, as amended.  In addition, a Company may purchase or maintain insurance on behalf of its directors, officers, employees or agents for any liability incurred by him in such capacity, whether or not the Company has the authority to indemnify such person.

Limitation of Liability for Officers and Directors.

A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director if he (i) is not liable under NRS 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to be believe his conduct was unlawful. If the NRS, or any other applicable law, is amended to authorize Company action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the NRS, or any other applicable law, as so amended. Any repeal or modification of this Section (a) by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

Each person who has or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (herein a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer or employee or agent of another Company or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the NRS, or any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of this section (b) with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in this Section (b) shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the NRS, or any other applicable law, requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section (b) or otherwise.

If a claim under Paragraph (1) of this Section (b) is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant, may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to such any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standard of conduct that makes it permissible under the NRS, or any other applicable law, for the Company to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, stockholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstance because he or she has met the applicable standard of conduct set forth in the NRS, or any other applicable law, nor an actual determination by the Company (including the Board of Directors, stockholders or independent legal counsel) that the claimant has not met such applicable standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of these Articles of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another Company, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the NRS, or any other applicable law.

The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Company to the fullest extent of the provisions of this Section (b) with respect to the indemnification and advancement of expenses of directors and officers of the Company.

Any repeal or modification of this Section (b) by the stockholders of the Company shall not adversely affect any right or protection of a director, officer, employee or agent of the Company existing at the time of such repeal or modification.

The By-Laws provide, among other things, that a director, officer, employee or agent of the Company may be indemnified against expenses (including attorneys’ fees inclusive of any appeal), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best of our interests, and with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful.

The effect of these provisions may be to eliminate the rights of the Company and its stockholders (through stockholder derivative suits on behalf of the Company) to recover monetary damages against a director, officer, employee or agent for breach of fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Emerging Growth Company

We are considered an "emerging growth company" as defined under the Jumpstart Out Business Startups Act ("jobs"), which was recently signed into law April 5, 2012. An emerging growth company is a company with annual gross revenues of less than $1,000,000,000 during its most recently completed fiscal year. An emerging growth company retains its status and reduced regulatory and reporting requirements associated with it until the earliest of:

•	the last day of the first fiscal year during which the Company has annual gross revenues of $1,000,000,000 or more;

•	the last day of the first fiscal year following the fifth anniversary of the Company's initial public offering ("IPO");

•	the date on which the Company has, during the previous three year period, issued more than $1,000,000,000 in non-convertible debt; or

•	the date on which the Company is deemed to be a large accelerated filer.

We are an emerging growth company for purposes of the Securities Act and the Securities Exchange Act if the first sale of common equity securities of such issuer pursuant to an effective registration statement under the Securities Act occurred on or before December 8, 2011. The Company's registration statement on Form S-1 was declared effective by the Securities and Exchange Commission on February 6, 2012.

As an emerging growth company, we can be exempt from certain regulatory and reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The JOBS Act facilitates the IPO process for emerging growth companies by exempting them from:

•
Section 14A(a) and (b) of the Exchange Act implemented by Section 951 of the Dodd-Frank Act, which requires companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

•	Section 14(i) of the Exchange Act, which will require companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

•
Section 953(b)(1) of the Dodd-Frank Act, which will require companies to disclose the ratio between the annual total compensation of the chief executive officer and the median on the annual total compensation of all employees of the respective company;

•
The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K, of which an emerging growth company will be required to comply only with the more limited provisions of Item 402 applicable to smaller reporting companies.

•	An emerging growth company will not be required to provide an auditor's attestation report on internal financial reporting controls under Section 404(b) of the Sarbanes-Oxley Act of 2002;

•	An emerging growth company will not have to comply with any new or revised financial accounting standards not applicable to private companies; and

•
An emerging growth company will not have to comply with any rules that the Public Company Accounting Oversight Board might adopt requiring audit firm rotation or auditor discussion and analysis of the issuer's financial statements.

Transfer Agent and Registrar

The transfer agent and registrar for the Company is VStock Transfer LLC.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

In accordance with the terms and provisions of the Stock Purchase Agreement, we accepted the resignations of all of its officers and directors effective November 13, 2013 as follows: (i) Richard Wheeler as its President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer and a member of the Board of Directors; and (ii) Luke Quinn as a member of the Board of Directors. Simultaneously, the Board of Directors appointed Sarkis Tsaoussian as the sole member of the Board of Directors and as the President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer. Thus as of the date of this Current Report, the Board of Directors consists of Sarkis Tsaoussian. The biography of our new director and officer is set forth in the section entitled “Directors and Executive Officers” under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

There are no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were to be a participant and the amount involved exceeds $120,000.  Such beneficial ownership is set forth in the table under the caption “Security Ownership of Certain Beneficial Owners and Management” under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), il2m Inc. audited financial statements for the fiscal year ended December 31, 2013 is included in this filing.

(b) Pro Forma Financial Information.  In accordance with Item 9.01(b), our unaudited pro forma combined financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

Such pro forma financial statements are based on the historical financial statements of il2m International Corp. and  il2m, Inc. after giving effect to the share exchange transaction.  Based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements, il2m Inc. is considered the accounting acquirer.  The share exchange transaction was completed on January 9, 2014. Because il2m Inc.'s owners as a group retained or received the larger portion of the voting rights in the combined entity and il2m Inc.’s senior management represents a majority of the senior management of the combined entity, il2m Inc. was considered the acquirer for accounting purposes and will account for the share exchange transaction as a merger of entities under common control. The acquisition will be accounted for as the recapitalization of il2m International Corp.  Our fiscal year will end on May 31st.

The unaudited pro forma combined financial statements should be read in conjunction with “Management’s Discussion and Analysis or Plan of Operations” under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference, and the historical consolidated financial statements and accompanying notes of  il2m and the Company.  The unaudited pro forma combined financial statements are not intended to represent or be indicative of the Company’s results of operations or financial condition that would have been reported had the share exchange transaction been completed as of the first day of the period presented, and should not be taken as representative of the future results of operations or financial condition of the Company.

(d) Exhibits.  The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

3. 1
Articles of Incorporation of il2m International Corp. and all amendments thereto incorporated herewith as filed with the Securities and Exchange Commission as Exhibits to the Registration Statement on Form S-1 on August 31, 2011 and on Form 8-K filed on December 9, 2013 and January 13, 2014.

3.1.2	Articles of Amendment to Articles of Incorporation filed with the Securities and Exchange Commission on December 9, 2013.
3.1.3	Articles of Amendment to Articles of Incorporation filed with the Securities and Exchange Commission on January 13, 2014.
3.24	Bylaws incorporated herewith as filed with the Securities and Exchange Commission as an Exhibit to the Registration Statement on Form S-1 on August 31, 2011.
10.1	Letter of Intent from Syracusa/Shephard dated September 18, 2013 filed with the Securities and Exchange Commission on October 1, 2013.
10.2
Share Exchange Agreement between  il2m International Corp.,  il2m Inc., a privately held Nevada Company (“il2m”) and il2m Global Limited, a private Belize Company and sole shareholder of il2m ("il2m Global") filed with the Securities and Exchange Commission on January 9, 2014.

10.3	Promissory Note between il2m International Corp. and TSASA Holdings Inc. dated March 27, 2014 filed with the Securities and Exchange Commission on March 27, 2014.
10.4	Convertible Promissory Note between il2m International Corp. and TSASA Holdings Inc. dated March 27, 2014 filed with the Securities and Exchange Commission on March 27, 2014
10.5	Convertible Promissory Note dated May 2, 2014 between i2lm International Corp. and KBM Worldwide Inc. filed with the Securities and Exchange Commission on July 11, 2014.
10.6	Convertible Promissory Note dated June 6, 2014 between il2m International Corp. and Auctus Private Equity Fund LLC filed with the Securities and Exchange Commission on July 11, 2014.
10.7	Convertible Note dated June 19, 2014 between il2m International Corp. and JSJ Investments Inc. filed with the Securities and Exchange Commission on July 11, 2014.
10.8	Convertible Promissory Note dated June 30, 2014 between il2m International Corp. and Sure Investment Group Limited filed with the Securities and Exchange Commission on July 11, 2014.
10.9	Convertible Promissory Note dated June 24, 2014 between il2m International Corp. and KBM Worldwide Inc. filed with the Securities and Exchange Commission on July 11, 2014.
10.10	Settlement Agreement and Stipulation dated June 13, 2014 between il2m International Corp. and IBC Funds LLC filed with the Securities and Exchange Commission on July 11, 2014.
10.11	Circuit Court Order Granting Approval of Settlement Agreement and Stipulation dated June 14, 2014 filed with the Securities and Exchange Commission on July 11, 2014.
21	List of Subsidiaries incorporated herewith as filed with the Securities and Exchange Commission as an Exhibit to the Current Report on form 8-K on December 17, 2012
99.1	Audited financial statements of il2m Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IL2M INTERNATIONAL CORP.

DATE: July 11, 2014	/s/ Sarkis Tsaoussian
Sarkis Tsaoussian
President/Chief Executive Officer